Exhibit 10(uu)

EXPATRIATE ORIENTATION MANUAL

This book is the property of

Alcoa Inc.

The information contained herein

is confidential and is not to be

disclosed or copied without the

express written permission of the

Expatriate Administration Group, Alcoa Inc.

Alcoa Inc.

201 Isabella Street

Pittsburgh, PA 15212-5858

EXPATRIATE ORIENTATION MANUAL

OVERSEAS ASSIGNMENT

TABLE OF CONTENTS

FOREWORD	6
EXPATRIATE PRINCIPLES 2002	7
ORIENTATION	8
INTERNATIONAL ASSIGNMENT CONTACT LIST	9
AUTOMOBILE	10
Automobile Policy	10
Reimbursement For Loss On Sale Of Automobile (Forced Sale)	10
Exchange Rate Loss Calculation	12
Option I – Interest Free Loan	16
• Re-Establishing An Interest-Free Loan	17
Option II - Equity Assistance: Automobile(s) Purchased In The Host Country	20
• Re-Establishing An Equity Agreement	20
• Repayment Of Equity	21
Option III - Equity Assistance: Shipment Of An Automobile(s) From Home Country	24
• Re-Establishing An Equity Agreement	24
• Repayment Of Equity	25
Exceptions To Automobile Policy	28
• Rental Of Automobile	29
• Short-Term Assignments	29
• Storage Of Automobiles	29
• International Driver’s License	30
BENEFIT PLANS	31
Qualification – Dependents	31
Alcoa Foundation Sons & Daughters Scholarship Program–Section M	32
Alcoa Savings Plan For Salaried Employees	32
• Non-U.S. Citizen	32
• Citizen	32
Claims Outside The United States	37
COMPENSATION OVERVIEW	43
Monthly Allowances/Deductions	44
• Dependent Status	44
• Base Salary	44
• 401K	44
• Savings Differential Allowance	44
• Deferred Compensation Deduction	45
• Incentive Compensation Allowance	45
• Foreign Service Premium (FSP) Allowance	45
• Hardship Pay Allowance	45
• Hypothetical U.S. Tax Deduction	46

ORIENTATION – September 1, 2002 Rev 2

• Calculated U.S. Housing Obligation Deduction	46
• Cost-of-Living Allowance	47
• Obtaining Host Location Currency	49
CULTURAL ORIENTATION PROGRAM	50
EDUCATION ALLOWANCE FOR DEPENDENTS	51
Allowable Expenses	51
Qualification—Dependents	51
Education Allowances	51
• Pre-Schooling	51
• Kindergarten/Grammar/High School—Host Location	52
• Grammar/High School—Home Country Location	52
• Grammar High School—Other Than Host/Home Location	53
Tutoring/Additional Courses	53
College Students	54
Reimbursement Of Expenses	55
EMERGENCY/SECURITY PLANNING	56
Emergency Planning	56
• Emergency Planning At Overseas Location	56
• Evacuation Or Emergency Phasedown	57
Personal Emergencies	58
• Death Of Expatriate Or Dependent Overseas	58
• Reporting A Death Abroad	58
• Death Or Illness Of Family Member	59
Security Planning	59
Where To Go For Help In Alcoa	62
HOUSING	63
Employee Leased Housing	63
Company-Owned Housing	63
Sale Of Principal Residence	64
Employee-Owned Housing	64
Lease Management Program	64
Optional Home Rental Plan	64
Dual-Housing Exception	65
Utilities/Maintenance Costs On Host Property	65
Domestic Help	66
HOUSEHOLD PACKING, SHIPPING AND STORAGE	67
Baggage Allowance	67
Definition Of Terms	67
Preliminary Survey	68
Limitations On Items Shipped	69
• Personal Effects Shipment	69
• Basic Furniture And Household Furnishings Shipment	69
• Appliances/Electronics Shipment	70
Storage	70
Valued Inventory List	71
Insurance	72

ORIENTATION – September 1, 2002 Rev 2

Claims For Loss/Damage To Household Goods	72
Repatriation Of Household Goods	72
Retirement From Overseas Assignment	73
INSURANCE	73
Personal Property And Personal Effects	73
Travel Insurance	74
• Coverage Options	81
LANGUAGE TRAINING / CULTURAL BRIEFING	86
MAIL SERVICE	87
MEDICAL/PSYCHOLOGICAL DATA	88
Medical	88
International SOS Membership	89
Psychological	92
Employee Assistance Program For Expatriates	92
PASSPORTS/VISAS	94
Passport	94
Work Permit	94
Visa	94
PET POLICY	95
Shipment Of Household Pets	95
RELOCATION EXPENSES	96
Expenses - Prior To Departure To The Host Location	96
Expenses - Enroute To The Host Location	98
Expenses - Upon Arrival At The Host Location	98
Expenses - Prior To Departure From Host Location	100
Expenses Enroute To And After Arrival In Home Country	100
Retirement From An Overseas Assignment	101
Non-Reimbursable Expenses	102
Expenses - Procedures For Completing Moving Expense Statement	104
TAXES	109
Personal Income Tax	109
Tax Return Preparation (U.S. And Host Country)	109
Tax Equalization	110
Expatriate Expenses	111
U.S. State Tax Treatment	112
Capital Gains Tax	112
From Sale Of Principal Residence	112
Tax Service	112
Cost Of Tax Preparation Service	113
Personal Investments	113
Tax Forms Claiming Foreign Residency	113
• Bona Fide Residence Test	114
• Physical Presence Test	114
Tax Payback Promissory Note	115
VACATION HOME LEAVE ALLOWANCE	116
Allowance	116

ORIENTATION – September 1, 2002 Rev 2

Point Of Origin	116
Other Information	117
Vacation Time	117
REMINDERS	118
Preparing For Your Move	118
On Arrival At The Host Location	119

ORIENTATION – September 1, 2002 Rev 2

FOREWORD

The policies contained in this manual are the only official statements of policies and practices governing expatriate personnel administration and shall be the only governing authority in questions of policy interpretation and policy application.

We feel the policies outlined in this manual are those we have found effective and necessary in meeting competitive practices, in ensuring uniform treatment of employees, and in facilitating transfers between home and host locations. Transfers within a region will fall under specific regional policies.

For the purposes of this manual, a Global Expatriate is any employee, regardless of nationality, who at the volition of the Company, is transferred for an indefinite period of time from a work assignment in one country to a work assignment in another country, and paid from a U.S. payroll.

If there are any questions concerning the policies outlined in this manual, please contact your Prudential International Assignment Manager (IAM).

PRUDENTIAL RELOCATION INTERNATIONAL

Attn: Sako Nishida

16260 North 71st Street, Suite 350

Scottsdale, Arizona 85254

Phone 480-778-6596

Fax 480-778-7096

ORIENTATION – September 1, 2002 Rev 2

EXPATRIATE PRINCIPLES 2002

ALCOA IS A VALUES BASED GLOBAL COMPANY

INTEGRITY	Alcoa’s foundation is our integrity. We are open, honest and trustworthy in dealing with customers, suppliers, coworkers, shareholders and the communities where we have an impact.

EHS	We work safely in a manner that protects and promotes the health and well being of the individual and the environment.

CUSTOMER	We support our customers success by creating exceptional value through innovative product and service solutions.

EXCELLENCE	We relentlessly pursue excellence in everything we do, every day.

PEOPLE	We work in an inclusive environment that embraces change, new ideas, respect for the individual and equal opportunity to succeed.

PROFITABILITY	We earn sustainable financial results that enable profitable growth and superior shareholder value.

ACCOUNTABILITY	We are accountable – individually and in teams – for our behaviors, actions and results

WE LIVE OUR VALUES & MEASURE OUR SUCCESS BY THE

PEOPLE

•	We treat each other with dignity and respect at all times

•	We seek to understand each others ideas and suggestions

•	We value diversity and our individual differences

•	We create and seize opportunities for growth and development

•	We seek and accelerate change

•	We continuously re-design our work to eliminate waste and improve the value of our work

•	We provide appreciative and constructive feedback to each other to improve our individual and team performance

•	We create the appropriate balance in our work and family lives

•	We create value in the community in which we live and work, through our presence and leadership

ORIENTATION – September 1, 2002 Rev 2

ORIENTATION

When an employee has been selected as a possible candidate for an overseas assignment, an International Assignment Manager from Prudential Relocation will contact both the employee and spouse to complete an orientation process that includes an in-depth needs assessment, review of the international compensation package, relocation process and timeline.

In addition to the orientation program, in order to make a joint commitment to the relocation of the family, Alcoa strongly endorses the practice of the expatriate and spouse visiting the host location they are considering to relocate. On this trip the expatriate & spouse will SELECT A SCHOOL (IF APPLICABLE) AND HOUSING. Only one such trip will be allowed for the expatriate and spouse.

Each candidate is made to understand that the job offer and assignment location visit is contingent upon the successful passing of a medical examination TO DETERMINE FITNESS FOR DUTY/RELOCATION prior to THE ACTUAL TRANSFER.

Prior to actual transfer, each additional dependent who transfers SHOULD also complete a medical examination. ARRANGEMENTS FOR DEPENDENT PHYSICAL EXAMS SHOULD BE MADE THROUGH THE CHILDRENS OR FAMILY PHYSICIAN IN THE HOME COUNTRY. The Company will reimburse the employee for all expenses incurred for these medical examinations and necessary vaccinations or inoculations.

In addition to the medical examination, an informal interview will be conducted by a Counselor from SAIC, the Company’s Overseas Assistance provider. The purpose of this interview is to further explore the employee and spouse’s feelings about the assignment, IDENTIFY ANY ISSUES/CONCERNS AND PROVIDE ON-GOING ASSISTANCE THROUGH THEIR PROVIDERS AT THE HOST LOCATION. Employees living outside the U.S. being considered for a GLOBAL ASSIGNMENT for transfer from one global location to another will be scheduled through the interview process.

The International Assignment Manager from Prudential Relocation International in Scottsdale, Arizona is responsible for planning and coordinating the orientation and entire relocation process.

ORIENTATION – September 1, 2002 Rev 2

INTERNATIONAL ASSIGNMENT CONTACT LIST

Below is a list of resources available to you throughout your assignment.

Employee Benefits InfoLine		1-800-433-9906 or 412-544-0169
(9:00a.m. - 9:00p.m. Mon. through Sat. - Eastern Time) – Representative is available
(8:00 a.m – 2:00 a.m. Mon. through Sat. - Eastern Time) – Automated Service available

SAIC (Overseas Assistance Program) Carol Lepere		Phone: 703-676-2314 carol.a.lepere@cpmx.saic.com

PRUDENTIAL GROUP/SERVICE CONTACTS	CONTACT NAME	CONTACT DETAILS

Prudential Relocation, Int’l Assignment Manager (IAM). Main point of coordination for all assignment-related processes	Sako Nishida	Phone: 480-778-6595 sako.nishida@prudential.com vmx no. 211-6595

Susan Barlow

Phone: 480-778-6594

susan.barlow@prudential.com

vmx no. 211-6594

Mailing Address (for both):

Prudential Relocation International

16260 N. 71st Street, Suite 350

Scottsdale, Arizona 85254

Fax: 480-778-7096

Prudential Relocation, Cost Management (For submission of relocation expenses only, please direct all related correspondence to your Int’l Assignment Manager)	Alcoa Cost Management Team	Fax: 480-778-7027 Mailing Address: Prudential Relocation International Attn: Michelle Matteson c/o of Alcoa Corporate Center Pittsburgh

ALCOA CONTACTS	CONTACT NAME	CONTACT DETAILS

Alcoa, Expatriate Administration	Linda Hepp	Phone: 412-553-4825 Fax: 412-553-4929 linda.hepp@alcoa.com

	Lynn Nelson	Phone: 412-553-2248 Fax: 412-553-4929 lynn.nelson@alcoa.com

Alcoa, Employee Benefits	Karen Collette	Phone: 412-553-3451 Fax: 412-553-4916

	Main Office	Phone: 412-553-4545

Alcoa Medical Dept., Pittsburgh Headquarters		Phone: 412-553-4520

Alcoa, Corporate Security	Jay Zelezniak	Phone: 412-553-4166 Fax: 412-553-3133 jay.zelezniak@alcoa.com

Alcoa, Pittsburgh Federal Credit Union (Banking)	Lisa Balcer	Phone: 412-553-2842 Fax: 412-553-2464 Four North Shore Center 106 Isabella Street, 5th Floor Pittsburgh, Pennsylvania 15212

Alcoa Mail Service Center, Pittsburgh Headquarters	Marshall McKeag	Phone: 412-553-4699

ORIENTATION – September 1, 2002 Rev 2

AUTOMOBILE

AUTOMOBILE POLICY

Our policy offers one of three options to those expatriates on long-term assignment (18 months or more) for up to two (2) personal automobiles:

•	A four-year, interest-free loan arrangement.

•	Equity agreement for automobiles purchased in the host country.

•	Equity agreement for automobiles shipped from the home country.

In addition to the above options, the expatriate will be eligible for reimbursement of the forced sale loss at the beginning and termination of the host assignment on up to two personally owned (2) automobiles.

Where transportation is necessary for a combination of business and personal reasons, the host location manager may consider renting, leasing or purchasing an automobile for the expatriate. The circumstances to support this departure from policy must be reviewed with the business unit president before any commitment is made to the expatriate or any action is taken.

REIMBURSEMENT FOR LOSS ON SALE OF AUTOMOBILE (FORCED SALE)

If an expatriate disposes of his/her automobile(s) prior to departure, Alcoa will reimburse the difference, up to a specified maximum, between the average retail value and the amount for which the automobile(s) was sold.

1.	The average retail value will be the one published in the National Automobile Dealers Association (N.A.D.A.) “Official Used Automobile Guide,” for the region in which the automobile(s) was sold in the U.S., or the official used automobile guide in the home country. The maximum payment shall be limited to 20% of the total retail value. These are the sole publications used for pricing automobiles. If there is no official used automobile price publication available, you should work with the local HR management to establish the fair market value of the automobile.

2.	Current year model automobiles will be depreciated at 1% per month of the original purchase price for up to the first 12 months of the automobile’s life.

3.	For automobile(s) sold at the termination of a host assignment, the average retail value will be determined in the same manner as No. 1 above with the exception that the retail value will be determined by using information available at the host location.

4.	The forced sale payment arrangement will apply to a maximum of two (2) automobiles prior to, and at the completion of, a host assignment. Forced sale

ORIENTATION – September 1, 2002 Rev 2

reimbursement will not be approved for any other type of automobiles such as motorcycles, trailers or campers.

5.	Reimbursement will be made the month following receipt of “Automobile Forced Sale Reimbursement” (Sample Exhibit 1) and included in the regular monthly paycheck. Please complete the forms included in this section for a forced sale reimbursement. Please submit the U.S. dollar equivalent as of the date of sale. All pertinent information relating to the value of the automobile should have an English translation to be processed by the Prudential Relocation International in Scottsdale, Arizona.

LEASE AUTOMOBILE BUY-OUT

If at the time of acceptance of a transfer to an global location, the Expatriate is in possession of a personally-leased automobile, the Company will provide lease buy-out assistance as follows: Expatriate should obtain the penalty amount for early termination of the lease agreement and the lease buy-out amount in writing from the automobile dealership. Alcoa will then determine the most economical approach for the company to assist in the disposition of that automobile and advise the Expatriate.

If it is determined that a lease buy-out is the most economical way to dispose of the automobile, Alcoa will advance a short-term loan to the Expatriate to buy out the lease on the automobile. Expatriate will be required to sign a promissory note in the amount of the buy-out. The signed and dated note must be in our possession before funds can be advanced. Once all paperwork is in place, Prudential Relocation International will request an electronic funds transfer to your U.S. bank account.

When the buy-out transaction is complete and the Expatriate obtains title to the automobile, the Expatriate can then sell the automobile for up to 20% less than the retail value and obtain the Reimbursement for Loss on Sale of Automobile (Forced Sale) as outlined beginning on page 1.1 of this section. The retail value will be either the established buy-out amount or the retail value as provided by the current NADA Guide, or the source most commonly used in your home country, whichever is less.

If there is a shortfall between the selling price, and the forced sale loss combined, then the remaining short-term loan balance will be considered closed.

At the time of the sale of the automobile, the advance for the buy-out will become due and payable to the Company. Expatriate should write his/her check to Alcoa, Inc. in the amount of the short-term loan and forward to your Prudential International Assignment Manager (IAM) in Scottsdale, Arizona.

Payment for forced sale reimbursement will be made the month following receipt of “Automobile Forced Sale Reimbursement” (Sample Exhibit 1) forms and documentation and included in the regular monthly paycheck. Please complete the forms included in

ORIENTATION – September 1, 2002 Rev 2

this section for a forced sale reimbursement. Also, please submit the U.S. dollar equivalent as of the date of sale. All pertinent information will be processed by the Prudential Relocation International in Scottsdale, Arizona.

If it is determined that paying a penalty for early termination is the most economical method of disposing of the leased automobile, the Expatriate will submit a Moving Expense Statement Form detailing the early termination penalty fee. A letter from the automobile dealership (on their letterhead) must be attached as proof of the penalty fee. This documentation must be sent to Prudential Expense Analyst, Michelle Matteson care of Alcoa Corporate Center, Pittsburgh for processing.

EXCHANGE RATE LOSS CALCULATION

As stated above, upon repatriation or termination, the Company will assist with the sale of up to two personally owned automobiles in the form of a forced sale loss. Sometimes the expatriate will experience a loss due to an exchange rate difference. That is, the exchange rate at the time of purchase was more favorable than the exchange rate at the time of sale of the automobile. In those instances where there has been a significant fluctuation in the exchange rate, the following formula will be used to calculate the exchange rate loss.

To calculate an exchange rate loss:

1)	Take the value received from the sale of the automobile plus the forced sale loss in the host currency. Convert this amount to U.S. dollars, using the exchange rate in effect at the time of purchase.

Subtract:

2)	Take the value received on the sale of the automobile plus the forced sale loss in the host currency (same value as no. 1 above). Convert this amount to U.S. dollars, using the exchange rate in effect at the time of sale.

Difference:

3)	The difference between these two numbers will give you the Exchange Rate Loss. This is what will be paid to the expatriate as an exchange rate loss. You should claim this amount through a moving expense statement. Please attach all appropriate back up.

ORIENTATION – September 1, 2002 Rev 2

EXAMPLE:

Selling price of automobile	J$	200,000
Plus forced sale loss	J$	+60,000
	=J$	260,000
FX at time of purchase 36.0	=US$	7,222
Selling price of automobile	J$	200,000
Plus forced sale loss	J$	+60,000
	J$	260,000
FX at time of sale 40.0	=US$	6,500
DIFFERENCE		7,222
		- 6,500
	=US$	722

Your expense statement should be submitted for $722 as an exchange rate loss.

Conversely, if the situation is reversed and the exchange rate at the time of sale is more favorable than at the time of purchase, then there would be no payment made, nor would we collect the difference.

ORIENTATION – September 1, 2002 Rev 2

EXHIBIT 1

AUTOMOBILE FORCED SALE REIMBURSEMENT

Participation in the Alcoa Personal Automobile Policy guarantees up to a 20% protection against a loss due to forced sale of an automobile. The N.A.D.A. “Official Used Car Guide” or the official publication used in the home country will be referenced in determining the retail value. Only options listed in the guide will be used in calculating the retail value. For current year models not listed in the N.A.D.A., the retail value will be calculated by using the original purchase price less 1% per month. Please attach a copy of the original bill of sale, title registration, or other suitable documentation to verify ownership and options listed. Attach the bill of sale dated and signed by purchaser describing this automobile and purchase price.

(Print Name)

(Signature) (Date)

SALE DATA

Date of Sale:	___________________________	Selling Price:	$
		Exchange Rate: (if applicable)	_________________

Odometer Reading at Date of Sale:		__________________
Description:	Year:	__________________	No. of Doors:	__________________
	Make:	__________________	Body Type:	☐ Sedan
	Model No.	__________________		☐ Hard Top
	Model Type:	__________________		☐ Station Wagon
	No. of Cylinders:	__________________		☐ Convertible
	Transmission:	☐ Automatic		☐ Coupe
		☐ Manual		☐ Other

Options (check factory installed options):

Office Use Only
☐ Air Bags	________
☐ Theft Deterrent System	________
☐ Power Windows	________
☐ AM/FM Stereo	________
☐ AM/FM Stereo w/Tape	________
☐ Cruise Control	________
☐ Rear Window Defogger	________
☐ Tilt Steering Wheel	________
☐ Power Brakes	________
☐ Power Door Locks	________
☐ Power Seats	________
☐ Power Steering	________
☐ ABS Brakes	________
☐ Power Sunroof	________
☐ Four Wheel Drive	________
☐ Air Conditioning	________
☐ Aluminum Alloy Wheels	________
☐ Leather Seats	________
☐ Compact Disk Player	________
____ ____________________	________
____ ____________________	________
____ ____________________	________
Total Options ___________	________

ORIENTATION – September 1, 2002 Rev 2

DO NOT COMPLETE THIS SECTION

(FOR OFFICE USE ONLY)

High/Low Mileage (Category)	________________________
Base Value	________________________
Plus Options	________________________
Total Retail Value	________________________
Actual Selling Price	________________________
Difference	________________________
20% of Total Retail Value	________________________
Forced Sale Payment*	________________________

*	Difference between Total Retail Value less Actual Selling Price, or limited to 20% of Total Retail Value, whichever is less.

PLEASE SEND COMPLETED FORM AND DOCUMENTATION TO EITHER OF THE FOLLOWING:

INTER-OFFICE MAIL	POSTAL SERVICE
Alcoa, Inc.	Prudential Relocation International
Expatriate Administration	Attn: Sako Nishida
201 Isabella Street	16261 N. 71st Street, Suite 350
Pittsburgh, PA 15212-5858	Scottsdale, AZ 85254
Attention: Lynn Nelson

PLEASE SEND COMPLETED FORM AND DOCUMENTATION TO:

Prudential Relocation International

ATTENTION: Sako Nishida

16260 N. 71st Street, Suite 350

Scottsdale, Arizona 85254

ORIENTATION – September 1, 2002 Rev 2

OPTION I – INTEREST FREE LOAN

The Company will provide an interest-free loan(s) in U.S. dollars for the purpose of purchasing up to two (2) personal automobiles at the host location. The loan will be based on reasonable and customary type automobiles, and should be related to the difference in the equity of the individual’s present automobile(s) sold as the result of the transfer, plus any forced sale loss received from the Company and the cost of a new automobile(s), minus sales tax, registration, and license plate fees, which are T&R expenses to be claimed via a Moving Expense Statement. Such a loan must have the approval and signature of the host location manager and your Prudential International Assignment Manager.

In those locations where a Company-provided automobile is used by the expatriate, only one interest-free loan will be granted.

The interest-free loan will be repaid through a monthly payroll deduction, the amount of which will vary depending upon the amount of the loan. The loan must be repaid within 48 months.

Upon the sale of an automobile(s) for which the Company has extended an interest-free loan, or upon repatriation, termination, etc., the expatriate must pay immediately the remaining balance of the loan in full.

Instructions for securing the interest-free loan are as follows:

1.	The automobile loan request form should be completed by the expatriate requesting that the full amount of the loan to be deposited by electronic transfer to his/her U.S. bank account. It is important that the individual list in the loan request form, the exact name and address of the individual’s bank and give the complete name or names in which the bank account is listed. The bank account number and the bank routing number must also be given. The loan request should state the amount of payroll deduction per month, rounded up to the nearest whole dollar, which will be deducted from the expatriate’s salary in repayment of the loan.

2.	The loan of request must be signed by the expatriate and must also be approved by the host location manager prior to sending your request to your Prudential International Assignment Manager in Scottsdale, Arizona, USA.

3.	A copy of the documentation, which supports the purchase price, must be attached.

4.	The original loan request and documentation supporting the purchase price should be forwarded, under confidential cover, directly to your Prudential IAM in Scottsdale, Arizona.

ORIENTATION – September 1, 2002 Rev 2

5.	Prudential IAM will request an electronic transfer to your U.S. bank account. Prudential Expense Analyst, Michelle Matteson will fax EFT Request form to Alcoa A/P Shared Services for payment to Expatriate. Prudential Expense Analyst, Michelle Matteson notifies Expatriate that request for payment has been forwarded to Alcoa A/P Shared Services.

6.	If an electronic transfer has been initiated to a U.S. bank, Prudential IAM will send an e-mail to the expatriate advising date funds will be available and when monthly payroll deductions will begin.

7.	If you have requested a wire transfer to your U.S. bank account, we will transfer U.S. dollars. If you convert the U.S. dollars to the host country currency and you experience an exchange rate loss, please submit your claim for the loss on a Moving Expense Statement with supporting documentation for reimbursement. Send the expense statement to Prudential Expense Analyst, Michelle Matteson care of Alcoa Corporate Center, Pittsburgh for processing. Any claim for exchange rate loss concerning this transaction must be submitted within 45 days of the purchase of the automobile. Exchange rate loss reimbursements will not be processed after the 45 day time period.

Note:	Although automobile loans, under this policy, are issued as interest free loans, by law, the government requires companies to impute as income an interest rate designated by the Internal Revenue Service. (This will appear on your December pay stub as “MKT INT LOAN”). Please be aware that when your tax equalization is prepared by PwC, this imputed interest income will be considered a host adder and the expatriate will not bear the burden of additional taxes due to this interest income.

Re-Establishing An Interest-Free Loan

Ordinarily, an expatriate on a long-term assignment will be permitted a maximum of two (2) interest-free automobile loans during the global assignment. This option is intended for use by the expatriate and spouse. In those locations where a company-provided automobile is used by the expatriate, only one interest-free loan will be granted. The time limitation will be waived under the following conditions:

1.	After four years at the same location, an expatriate may participate in a new interest-free loan(s), if it can be reasonably expected that the global assignment will continue for an additional two years.

2.	Upon transfer from one global location to another (other than a transfer within a region), an expatriate will be eligible to participate in a new interest-free loan(s).

ORIENTATION – September 1, 2002 Rev 2

EXHIBIT 2

AUTOMOBILE LOAN REQUEST FORM

Confidential

Date

Prudential Relocation International

ATTENTION: Sako Nishida

16260 N. 71st Street, Suite 350

Scottsdale, Arizona 85254

To Whom It May Concern:

Below is my request for an automobile loan under the Alcoa Expatriate Automobile Policy. Please deposit the proceeds as follows:

Bank Name:	Mellon Bank

Bank Address:	999 Liberty Avenue
Attn: Customer Service
Account Number:	00000000
Bank Routing Number:	1234 5678 9

This amount, calculated as follows, is to be used for the purchase of a personally owned automobile:

Purchase price of automobile in	$22,000	U.S. dollars
Less equity from sale of one (1)automobile (including Alcoa Forced Sale payment on the automobile sold)	($8,000)
Total Loan Requested	$14,000

Alcoa is hereby authorized to make a payroll deduction of $292 per month until this loan is paid in full. (Please round up to the next whole dollar.) Also, automobile loans should not exceed forty-eight (48) monthly payments.

ORIENTATION – September 1, 2002 Rev 2

Page Two

Intending to be legally bound, I agree to repay this loan to Alcoa as provided in this request and I further agree that upon the earlier of my repatriation, termination or death, the outstanding balance shall immediately become due and payable to Alcoa.

Submitted by,

John Expatriate
Expatriate Signature	Print Expatriate Name

Date:
Expatriate Social Security Number

Approvals:

Attachment: Documentation to Support Purchase Price

ORIENTATION – September 1, 2002 Rev 2

OPTION II - EQUITY ASSISTANCE: AUTOMOBILE(s) PURCHASED IN THE HOST COUNTRY

For those employees who do not wish to utilize the interest free loan for the purchase of their automobile at the host location, but instead prefer to have the company advance the portion of equity beyond a cost of a comparable automobile in the home country, the following qualifications and instructions for this option will apply:

1.	An approved automobile(s), whether of U.S. or host origin, insofar as it is possible to do so, will be chosen as customary and reasonable type automobile(s). The approved automobile(s) will be one, which is considered to be in most common use in the host location. Each host location manager will be responsible for identifying the approved automobile(s) for that location.

2.	Where financial assistance is requested and approved, Alcoa will maintain a continuing equity per the sample calculation described in Exhibit 3 and a blank form has been included for your use. “Equity” is used to describe an ownership interest in the automobile, which is secured through the Company. Do not include sales tax, registration, and license plate fees as part of the loan. These fees are considered T&R expenses and should be claimed via a Moving Expense Statement and not included in the equity calculation.

3.	If the expatriate wishes to purchase a larger or more costly automobile(s), the expatriate will only be granted the financial assistance that would have been paid up to a Company-approved model and the balance will be for the expatriate’s personal financial responsibility.

4.	The expatriate will be personally responsible for the cost of all operational expenses such as fuel, maintenance, repairs, storage, insurance, etc.

5.	The expatriate will be personally responsible for the cost of title registration, license plates and inspection of the automobile(s) following the initial reimbursement of these expenses.

6.	Alcoa’s minimum participation in any equity situation shall not be less than 1% of the expatriate’s equity.

7.	When the employee elects to take advantage of the Equity Assistance, they are not eligible for any other automobile loans.

Re-Establishing An Equity Agreement

Ordinarily, an expatriate on long-term assignment will be permitted a maximum of two (2) automobile equity agreements during the global assignment (one for the employee and another can be offered for the spouse). This limitation will be waived under the following conditions:

1.	After four years at the same location, an expatriate may participate in a new automobile equity agreement(s), if it can be reasonably expected that the global assignment will continue for an additional two years.

ORIENTATION – September 1, 2002 Rev 2

2.	Upon transfer from one global location to another (other than a transfer within a region), an expatriate will be eligible to participate in a new automobile equity agreement(s).

Under either of the above, Alcoa will authorize a new equity agreement(s) and the expatriate will be responsible for selling the original automobile(s) and making pro rata reimbursement to Alcoa for its share of the equity. The same guidelines as stated in the original equity agreement(s) also apply in the cost of re-established equity agreements.

If the equity automobile(s) can be imported to the new country of assignment and costs involved clearly support this approach as the most economical, then the costs to transport and import will be considered as a normal moving expense, and the equity relationship between the expatriate and Alcoa will remain unchanged.

Repayment of Equity

Upon the sale of an automobile(s) or before departure from the host location, whichever comes first, in which Alcoa has an equity interest, and the expatriate will be responsible for making pro rata reimbursement to Alcoa. In no event, however, shall Alcoa recover on such sale a greater amount of money than it initially contributed to the purchase.

If an expatriate elects to retain an automobile(s) global or ships an automobile(s) to the home country upon retirement, termination of employment or return to the home country for reassignment, the expatriate will make pro rata reimbursement to Alcoa for its equity. This amount is determined by using the current market value in the host country of assignment as the sale price for calculating the pro rata reimbursement. Pro-rata payments should be made via personal check, made payable to Alcoa, and forwarded to your Prudential IAM in Scottsdale Arizona to clear this obligation.

Below, please find an example of how repayment of equity shares (expatriate and company) are determined and what must be paid to the Company to clear an auto equity arrangement.

STEP ONE: Obtain the retail value of the automobile in the host country using the official used automobile guide of that country. If there is no official used automobile guide, please work with your local HR management to establish the retail value of the automobile. You will need this in order to complete Step Two.

ORIENTATION – September 1, 2002 Rev 2

STEP TWO: Forced Sale Reimbursement

You are entitled to a forced sale loss reimbursement on the automobile. You should complete the form “Automobile Forced Sale Reimbursement’ provided to you by your Prudential IAM. Submit the completed form along with documentation supporting the retail value and the selling price of the automobile. You must include a receipt indicating the date of sale and the amount for which the automobile was sold.

STEP THREE: Clearing the Auto Equity Arrangement

To determine the 33% equity that must be repaid to the Company (per the example on Page 22), please use the formula below:

EXAMPLE

	Proceeds from the sale of automobile	$5,000
+	Forced Sale Reimbursement	+1,000

	Total x .33	$6,000	x .33
=	amount you should pay to Alcoa to clear equity arrangement	= $1980

Using the above example you would need to write your check to Alcoa in the amount of $1980 and send to your Prudential IAM in Scottsdale, Arizona. This would clear your auto equity obligation with the Company.

All completed forms and supporting documentation must be submitted to your Prudential IAM in Scottsdale, Arizona for processing.

All questions regarding this policy should be addressed to your Prudential IAM in Scottsdale, Arizona.

The Company does not reimburse the expatriate for the cost of shipping an automobile(s) back to the home country upon completion of the assignment. All such costs are the expatriate’s personal financial responsibility.

ORIENTATION – September 1, 2002 Rev 2

EXHIBIT 3

ALCOA AUTOMOTIVE EQUITY* AGREEMENT

(For Approved Automobile Purchased in the Host Country)

NAME:	John Expatriate
LOCATION:	Sao Paulo, Brazil

Year:	2000	Make:	Mazda	Model:	Hatch 323
Cyl :	4	Doors:	2

Optional Equipment: Air Conditioning, Power Sunroof, Power Steering

Purchase Price - Country of Assignment (Do not include Sales Tax, Registration, License Plate Fee)	$30,000
Less:
Purchase Price of Identical or Comparable Automobile in the Home Country (Expatriate Equity)	20,000

Difference (Company Equity)	$10,000

EQUITY FORMULA

	Amount	Percent
Expatriate Equity	$20,000	67%

Company Equity (not less than 1% of Expatriate Equity)	10,000	33%

Purchase Price - Country of Assignment	$30,000	100%

Upon the sale of the above automobile, my return to my home country at the conclusion of this assignment or termination of my employment, I agree to reimburse Alcoa for its proportionate equity, which in no event shall exceed in monetary value the amount of equity, which Alcoa initially loaned for the automobile.

Expatriate Signature ___________________________________________	Date
Approved By ________________________________________________	Date

*	Equity is used to describe an ownership interest in the automobile, which is secured through the Company.

ORIENTATION – September 1, 2002 Rev 2

OPTION III - EQUITY ASSISTANCE: SHIPMENT OF AN AUTOMOBILE(s) FROM HOME COUNTRY

In those instances where a review of available supporting data clearly indicates that it is in Alcoa’s best interest for either political, commercial and/or economic reasons to do so, the Company will ship a personally-owned automobile(s) for expatriates on long-term assignment. The Company will absorb the cost of ocean freight, insurance, import duty, conversion, landing and port clearance charges and retain a continuing equity in the automobile(s) per the sample calculation described in Exhibit 4. (A blank form has also been included for your use.)

1.	If the automobile(s) is new and unused, the expatriate’s equity will be represented by the purchase price. Do not include sales tax, registration, or license plate fee as part of expatriate’s equity. These expenses should be claimed via a Moving Expense Statement form and not included in the equity calculation.

2.	If the expatriate’s automobile(s) is used, the expatriate’s equity will be the retail value as of the date of shipment as published in the N.A.D.A. Guide or the official publication in the home country for the region in which the automobile(s) is registered.

3.	For an automobile(s) shipped from the home country, the expatriate will be personally responsible for the cost of the registration, inspection, and license plates following the initial reimbursement of these expenses. The expatriate is also personally responsible for insurance and for operational expenses such as fuel, maintenance, repairs and storage.

Prior to transfer, expatriates wishing to ship an automobile should discuss the particulars of the automobile with the host location management to ensure the automobile being shipped complies with the country’s insurance requirements and operating regulations.

4.	The expatriate will be responsible for all expenses in connection with the return shipment and importation of an automobile(s) back to the home country.

Re-establishing an Equity Agreement

Ordinarily, an expatriate on long-term assignment will be permitted a maximum of two (2) automobile equity agreements during the assignment. This limitation will be waived under the following conditions:

1.	After four years at the same location, an expatriate may participate in a new automobile equity agreement(s), if it can be reasonably expected that the assignment will continue for an additional two years.

ORIENTATION – September 1, 2002 Rev 2

2.	Upon transfer from one location to another (other than transfer within a region), an expatriate will be eligible to participate in a new automobile equity agreement(s).

Under either of the above, Alcoa will authorize a new equity agreement(s), and the expatriate will be responsible for selling the original automobile(s) and making pro rata reimbursement to Alcoa for its share of the equity. The same guidelines as stated in the original equity agreement(s) also apply in the cost of re-established equity agreements.

If the automobile(s) can be imported to the new country of assignment and costs involved clearly support this approach as the most economical, then the costs to transport and import will be considered as a normal moving expense, and the equity relationship between the expatriate and Alcoa will remain unchanged.

Repayment of Equity

Upon the sale of an automobile(s) or before departure from the host location, whichever comes first, in which Alcoa has an equity interest, and the expatriate will be responsible for making pro rata reimbursement to Alcoa. In no event, however, shall Alcoa recover on such sale a greater amount of money than it initially contributed to the purchase.

If an expatriate elects to retain an automobile(s) global or ships an automobile(s) to the home country upon retirement, termination of employment or return to the home country for reassignment, the expatriate will make pro rata reimbursement to Alcoa for its equity. This amount is determined by using the current retail value in the home country as the sale price for calculating the pro rata reimbursement. Pro-rata payments should be made by personal check, made payable to Alcoa, and forwarded to your Prudential IAM in Scottsdale, Arizona to clear this obligation.

The Company does not reimburse the expatriate for the cost of shipping an automobile(s) back to the home country upon completion of the assignment. All such costs are the expatriate’s personal financial responsibility.

Below, please find an example of how repayment of equity shares (expatriate and company) are determined and what must be paid to the Company to clear an auto equity arrangement.

STEP ONE: Obtain the retail value of the automobile in the home country using the official used automobile guide of that country. If there is no official used automobile guide, please work with your local HR management to establish the fair market value of the automobile. You will need the fair market value of the automobile to complete Step Two.

ORIENTATION – September 1, 2002 Rev 2

STEP TWO: Forced Sale Reimbursement

You are entitled to a forced sale loss reimbursement on the automobile. You should complete the form “Automobile Forced Sale Reimbursement’ provided to you by your Prudential IAM. Submit the completed form along with documentation supporting the retail value and the selling price of the automobile. You must include a receipt indicating the date of sale and the amount for which the automobile was sold.

STEP THREE: Clearing the Automobile Equity Arrangement

To determine the 40% equity that must be repaid to the Company (per the example on Page 1.21), please use the formula below:

Example

	Proceeds from the sale of automobile	$5,000
+	Forced Sale Reimbursement	+1,000

=	Total x .40	=$6,000 x .40
=	amount you should pay to Alcoa to clear equity arrangement	=$2400

Using the above example you would need to write your check to Alcoa in the amount of $2400 and send to your Prudential IAM in Scottsdale, Arizona. This would clear your automobile equity obligation with the Company.

All completed forms and supporting documentation must be submitted to your Prudential IAM in Scottsdale, Arizona for processing.

All questions regarding this policy should be addressed to your Prudential IAM in Scottsdale, Arizona.

The Company does not reimburse the expatriate for the cost of shipping an automobile(s) back to the home country upon completion of the assignment. All such costs are to the expatriate’s personal financial responsibility.

ORIENTATION – September 1, 2002 Rev 2

EXHIBIT 4

ALCOA AUTOMOBILE EQUITY* AGREEMENT

(For Approved Automobile Shipped from the Home Country)

NAME:	John Expatriate
LOCATION:	Jamaica

Year:	2000	Make:	Honda	Model:	Accord
Cyl :	6	Doors:	4
Optional Equipment: Air Conditioning, Automatic Transmission

Purchase Price (new automobile) - All others - Current Retail Value (Do not include Sales Tax, Registration, License Plate Fee) (Expatriate Equity or Current Retail Value)	$18,000
Plus:
Ocean Freight, Insurance, Import Duty, Conversion, Landing & Port Clearance Charges (Company Equity)	12,000

Total Landed Value	$30,000

EQUITY FORMULA

	Amount	Percent
Expatriate Equity	$18,000	60%

Company Equity (not less than 1% of Expatriate Equity)	12,000	40%

Total Landed Value	$30,000	100%

Upon the sale of the above automobile, my return to my home country at the conclusion of this assignment or termination of my employment, I agree to reimburse Alcoa for its proportionate equity, which in no event shall exceed in monetary value the amount of equity, which Alcoa initially loaned for the automobile.

Expatriate Signature ___________________________________________	Date
Approved By ________________________________________________	Date

*	Equity is used to describe an ownership interest in the automobile, which is secured through the Company.

ORIENTATION – September 1, 2002 Rev 2

EXCEPTIONS TO AUTOMOBILE POLICY

Note to Expatriates Assigned to Brazil

An interest-free automobile loan(s) is issued locally in Brazil in Reais. The expatriate should not complete the paperwork in this section for a loan. Contact your local HR Representative at the specific location for instructions to secure an interest-free automobile loan(s) in Brazil. The loan(s) will be given to the expatriate in Reais and will be converted at that day’s exchange rate to U.S. dollars. A monthly deduction will be made in U.S. dollars from the expatriate’s U.S. paycheck. This monthly deduction will be based on a repayment plan of 48 months.

Note to Expatriates Assigned to Jamaica

The Company will provide one automobile. The Company will pay all operating and maintenance costs. For the second automobile, the expatriate can ship a currently owned automobile to the location. If the automobile currently owned does not meet the standards for shipping a automobile to this location or replacement parts would be unavailable, Alcoa will offer the interest-free automobile loan to the expatriate in order to purchase a suitable automobile in the U.S. or home country for shipment to Jamaica. In addition, Alcoa will extend the automobile equity arrangement where the Company pays the initial shipping costs to transport the automobile including import duty, taxes, etc. and the Company will retain a continuing equity in the automobile as outlined in the automobile equity agreement.

Note to Expatriates Assigned to Suriname

In Suriname, it is not practical to purchase an automobile. The Company will provide one automobile. The Company will pay all operating and maintenance costs. The type of automobile that will be provided is currently a Nissan Sentra.

For the second automobile, the expatriate can ship a currently owned automobile to the location. If the automobile currently owned does not meet the standards for shipping a automobile to this location or replacement parts would be unavailable, Alcoa will offer the interest-free automobile loan to the expatriate in order to purchase a suitable automobile either in the U.S. or home country for shipment to Suriname. The Company will pay all costs associated with shipping the automobile to Suriname. This includes freight, import duty, consent fee, etc. All operating costs will be the expatriate’s responsibility. At the end of the assignment in Suriname, the expatriate will sell the automobile to Suralco and receive payment in U.S. dollars based on the N.A.D.A. “Official Used Automobile Guide” or official used automobile value publication in the country of origin.

ORIENTATION – September 1, 2002 Rev 2

Rental of Automobile

Where possible, expatriates are requested to limit automobile rental to 4 weeks prior to departure from the home location and an additional four weeks at the host location. Reimbursement will be limited to customary and reasonably priced automobile(s). The approved automobile(s) will be one, which is considered to be in most common use in the home location.

Rental automobiles will not be provided prior to departure for those expatriates who have stored their automobiles.

Upon return to an active assignment in the home country, where possible, expatriates are requested to limit automobile rental, prior to purchase of an automobile to 4 weeks prior to departure from the host location. Reimbursement will be limited to customary and reasonably priced automobile(s). Each expatriate’s manager will be responsible for identifying the approved automobile(s) for that location.

Short-Term Assignments

Expatriates on short-term assignments (less than 18 months) will be provided a Company-owned or leased automobile(s) with prior approval from the host location manager and your Prudential International Assignment Manager.

The expatriate is responsible for oil changes, and gasoline. Any necessary repairs should be reported to the host location expatriate administrator prior to work being done.

Insurance is normally included in the leasing price. If not, the Company will arrange for insurance coverage.

Expatriates on short-term assignments who have stored their automobiles will not be provided automobile rentals prior to departure.

Storage of Automobiles

The Company will not assume the cost of storing automobiles except in the case of short-term assignments of 18 months or less. Prior approval for the storage of an automobile must be obtained from Prudential IAM in Scottsdale, Arizona.

ORIENTATION – September 1, 2002 Rev 2

International Driver’s License

Before departure to your global assignment, we suggest you check the expiration date of your home country driver’s license and ensure that you renew it at the appropriate time. The fee for this renewal is the expatriate’s personal financial responsibility.

Anyone accepting a global assignment should secure an International Driver’s License. Contact your local automobile club. The fee incurred for the license only (not the auto club membership fee) may be claimed via a Moving Expense Statement.

It is important that you understand the requirements for obtaining and retaining a driver’s license in the host location. The Company will reimburse the costs for the host location driver’s license.

In most countries, there is a limitation on the time frame within which you must obtain a valid host country driver’s license. Wherever we could, we have provided country-specific information but we recommend that you check with your host location administrator regarding requirements or suggestions that may minimize your costs and to obtain the particulars of the host country driving system.

We also suggest that you or any family members who wish to drive while on global assignment, secure a letter from your insurance carrier or local motor automobile department stating how long the driver has held a driver’s license and a history of their driving record.

Driver Safety – In a host country where the driving conditions and procedures are unfamiliar to you (e.g., driving on the opposite side of the road, different/dangerous driving conditions) it is recommended that you enroll in a driver’s education course. This will prepare you for a more safe driving experience. The expense for enrollment for you and your spouse will be borne by the Company.

ORIENTATION – September 1, 2002 Rev 2

BENEFIT PLANS

This informal summary overviews the features of Alcoa’s benefits for full-time, active, salaried Alcoa expatriate employees. Please note that long-term expatriates are considered headquartered out of Pittsburgh. To keep descriptions simple, not every plan detail is included. Statements in this summary are subject to the provision of each plan’s legal document.

Alcoa reserves the right at any time to amend, modify, suspend, or terminate all or any of these plans.

QUALIFICATION – DEPENDENTS

Alcoa clearly defines what dependents may be included for coverage under Alcoa benefit plans.

For Alcoa Medical Benefit Plans purposes the following qualify as dependents.

1.	spouse;

2.	unmarried children under the age of 19 who reside with the expatriate;

3.	full-time students, age 25 or under, in a recognized course of study or training

For other expatriate benefits and as outlined in various sections of this manual, the following may qualify for various additional allowances and benefits:

•	Expatriates on married or single status with custody of dependents

•	The mother or father of the employee or spouse, if they are a permanent member of the household at the time of transfer.

•	The mother, father, brother or sister of the employee or spouse during the time of exercising the Family Exchange Option of the Vacation Policy.

There may be special circumstances under which others will be allowed as dependents. Approval must be obtained from Prudential IAM who will coordinate application with Alcoa Expatriate Administration in Pittsburgh.

ORIENTATION – September 1, 2002 Rev 2

ALCOA FOUNDATION SONS & DAUGHTERS SCHOLARSHIP PROGRAM–SECTION M

Scholarships are awarded each year to children (including stepchildren who are living with the parent employee) of permanent, full-time employees of Alcoa or one of its wholly-owned, domestic subsidiaries. The standard regulations concerning eligibility apply.

Eligible expatriates are notified each year of the procedure to be followed.

Questions regarding this program should be directed to the Alcoa Foundation in Pittsburgh.

ALCOA SAVINGS PLAN FOR SALARIED EMPLOYEES

Non-U.S. Citizen

For legal reasons it is not possible for non-U.S. citizen expatriates to participate in the Alcoa Savings Plan. In lieu of this benefit, they are paid a cash sum each month savings plan differential equivalent to the Company’s contribution based on an assumed maximum savings on the part of the expatriate. This payment is guaranteed through a contract letter (Exhibit 1).

Citizen

The Alcoa Savings Plan currently in effect is available to eligible Alcoa U.S. citizen expatriates and Alcoa U.S. permanent resident alien expatriates. Contributions are calculated on base salary only.

For Savings Plan assistance call InfoLine Monday through Saturday from 6:00 a.m. to 2:00 a.m. eastern time. An InfoLine Representative is available from 9:00 a.m. to 9:00 p.m. eastern time, Monday through Friday. The toll-free number is 1-888-ALCOA123 or (1-888-252-6212). If you are unable to use the toll free numbers, dial 1-847-883-0420. When you call, you will be asked for:

•	Your Social Security Number

•	Your Personal Identification Number

•	WARNING: if you lose your PIN, you will not have access to your account until you receive a new PIN in the mail.

•	To receive a new PIN # call InfoLine at 1-888-252-6212 or 1-847-883-0420

Through InfoLine, you can change the level of your contributions, change investments ,transfer investments, make loans and withdrawals, etc.

ORIENTATION – September 1, 2002 Rev 2

EXHIBIT 1

xxxx, 2002

XXX

Dear:

This letter will confirm our mutual understanding concerning certain employee benefits, more particularly described hereafter, which Alcoa Inc. has agreed to extend to you in consideration for your continuing service for the Alcoa group (which comprises Alcoa, its subsidiaries and affiliates) while assigned to                      . For purposes of determining continuous service, your original employment date of                      , will apply. Your home country for purposes of this letter is                     .

1.	A Foreign Service Premium of % will be added to your base salary (up to a maximum of $ .00 per month).

2.	Participation in the Alcoa Employees Group Benefits Plan as governed by that Plan.

OR

Participation in the ATC Employees Group Benefits Plan as governed by the Plan.

3.	The total household operation expenses (rent and utilities) you are obligated to pay during your assignment in is $ .00 per month. Alcoa will pay any cost over and above this figure, excluding telephone.

4.	For vacation purposes, your point of origin will be considered .

5.	Except as commented on above, you are entitled to all other benefits outlined in the Expatriate Administrative Manual.

6.	When you are transferred to another location or when your service with the Alcoa group terminates, the terms of this contract are null and void from the beginning of its application to you, as if it had never existed, except for those benefits that were actually paid to you during the contract term.

The benefits under this agreement are extended to you during the term of this agreement subject to all the same conditions as those contained in the benefit plans mentioned above as those plans may be amended from time to time.

Please sign both copies of the contract letter, retaining one for your personal file and returning one to the attention of Linda M. Hepp, Pittsburgh Corporate Center, at your earliest possible convenience.

Sincerely yours,

ORIENTATION – September 1, 2002 Rev 2

INSERT COMPANY NAME

BY:
Insert Name / Insert Title

Agreed to and accepted this                      day of                     , 2002.

(Signature of Expatriate: )

cc:	Karen Collette –	Alcoa Corporate Center
	M.E. Lammel –	Alcoa Corporate Center
	Rachel Gilmore –	Buck Consultants
One Mellon Bank Center
500 Grant Street, Suite 2900
Pittsburgh, PA 15219

ORIENTATION – September 1, 2002 Rev 2

7.	You will not participate in the Alcoa Savings Plan for Salaried Employees. In lieu of the Savings Plan benefit, we will pay you in cash each month an amount equivalent to the Company’s contribution, based on an assumed maximum savings on your part (6% under present plan).

8.	You will not participate the Alcoa Retirement Plan. If you retire, become disabled, or die while this contract is in effect, benefits will be paid in your home country currency under this contract which, when totaled with other benefits received from other programs which have covered you during your service with the Alcoa group, will equal a benefit you and/or your family would have received had you continued employment in your home country for that period of service.

9.	Since you will not receive any social security benefit in the U.S., we will reimburse you for the cost of this payroll tax monthly.

AUSTRALIA

You will continue in the Alcoa of Australia Pension Program for the duration of your                      assignment and will not be entitled to any other retirement benefits form Alcoa. An appropriate deduction will be made from your salary each month to cover your contribution to this Plan.

Or

You will continue in the KAAL Alcoa Superannuation Fund for the duration of your U.S. assignment and will not be entitled to any other retirement benefits from Alcoa. An appropriate deduction will be made from you salary each month to cover your contribution to this plan.

CANADA

You will continue to participate in the Canadian Social Security scheme during your assignment in Italy.

You will continue to participate in the Canadian Pension Plan during your assignment in Italy.

GERMANY

You will continue to participate in the Alcoa Chemie GmbH Pension Plan for the duration of your assignment and the company will continue to make contributions to that plan on your behalf.

HUNGARY

You will continue to participate in the Hungarian Pension Plan and will continue your contributions in that plan during this assignment.

JAMALCO

You will continue to participate in Jamalco’s Pension/Savings Plans and will continue your contributions in those Plans during this assignment

ORIENTATION – September 1, 2002 Rev 2

SURINAME

You will continue in the employees’ retirement plan of Suriname Aluminum Company during this assignment.

You will continue to participate in the Suralco Savings Plan.

SWITZERLAND

You will continue in the Swiss Pension and Social Security Plans.

UNITED KINGDOM

A.	You will continue to participate in the Alcoa Extruded Products (UK) LTD Pension Plan for the duration of your assignment and will not be entitled to any other retirement benefits from Alcoa.

B.	You will remain in the Social Security Plan in the UK so no payments will be withheld from your U.S. paycheck for U.S. social security contributions.

UNITED STATES

ORIENTATION – September 1, 2002 Rev 2

QUALIFICATION – DEPENDENTS

Highmark Blue Cross Blue Shield is the medical and behavioral health claims administrator for expatriates.

CLAIMS OUTSIDE THE UNITED STATES

All eligible medical and behavioral health claims will be paid at the in-network level for services performed outside the United states. The claims will be paid at the in-network level up to the amount charged.

Claims must be submitted in English. Please indicate on the claim form the Rate of Exchange in effect on the date services were rendered.

Your health care claims for services outside the U.S. should be submitted to the following Highmark Blue Cross Blue Shield representative:

Kevin Dumas
Phone:	412-544-0169 Fax: 412-544-5186
E-mail:	Kevin.dumas@highmark.com
Address:	Highmark Blue Cross Blue Shield, 120 Fifth Avenue Place,
Suite 2028, Pittsburgh, PA 15222 USA

Claims in the United States

Expatriates that have health care services in the United states must use a Highmark Blue Cross Blue Shield provider in order to receive benefits at the in-network level. If you go out-of-network for services, you will receive a lower level of benefits and you may have to file claims and pre-certify any hospital admissions yourself. Also, your benefits are based on reasonable and customary limits. You are responsible for paying any charges above the reasonable and customary limits if they are billed by an out-of-network provider.

For information about Highmark’s PPO network providers:

Go to their Internet address: www.bcbs.com/healthtravel/finder.html

ORIENTATION – September 1, 2002 Rev 2

Highmark Blue Card World Wide Program is available to expatriates. This is an international network of hospitals and physicians. If an expatriate uses a provider that participates in this program, claims will be paid at the in-network level based on the negotiated contracted rate.

The difference between hospital care versus professional worldwide care is as follows:

Inpatient hospital care – the provider files the claim. You are not required to pay up front costs. You are responsible for any applicable deductibles, copays, coinsurances, and non-covered services.

Outpatient hospital care and professional services – You pay the provider and file the claim with Highmark representative Kevin Dumas.

For information about Highmark’s Blue Card World Wide network:

For hospital providers go to Highmark’s Internet address:

http://www.bluecares.com/healthtravel/worldwide hospitals.html

For hospital and local participating physicians call the Blue Card World Wide Service Center collect at 8-804-673-1177.

The Highmark claim form can be found on Alcoa’s InfoLink Intranet site:

http://intranet.alcoa.com/hr.horms

International SOS – Worldwide Emergency Assistance Services is available to expatriates. Alcoa has contracted with International SOS to assist global expatriates and US-based employees with medical needs when on business travel outside of one’s home country. For assistance in the United States you can call 1-800-523-6586. For services outside of United States you should call the SOS Philadelphia Office collect at 215-245-4707.

Alcoa encourages you to contact International SOS for identifying the best service providers in-country for your particular needs.

ORIENTATION – September 1, 2002 Rev 2

PRESCRIPTION DRUGS

Retail Prescription Drug Plan – Outside the United States:

PCS is the prescription drug administrator for expatriates. PCS does not have a pharmacy network outside the United States. Covered prescription drugs purchased in another country are eligible for reimbursement. You will pay for the prescriptions purchased outside the U.S. and submit the prescription drug expenses to PCS. To receive reimbursement, you need to submit a PCS Foreign Claim Form with copies of your prescription drug receipts. Claims will be paid based on the prescription drug option that you elected fir 2002.

Expatriates with Intranet access can find the PCS Foreign Claims Form on the Alcoa InfoLink web site.

Intranet address: http://intranet.alcoa.com/hr/forms

Submit the claim to the address on the form.

Retail Prescription Drug Plan

You should purchase your prescriptions at PCS network pharmacies to receive in-network benefits for prescriptions purchased in the United States. You can call PCS at 1-800-966-5772 to find the network pharmacy closest to you. This number appears on your prescription drug ID card. You and your eligible dependents must always be prepared to present this card to network pharmacists.

If you use an out-of-network pharmacy you pay the full cost of the prescription and then submit a claim form and receipt to PCS. You will be reimbursed at the in-network retail level for covered prescriptions less the applicable deductible and co-payment. You also must pay any difference between the PCS negotiated rate and the pharmacy’s actual charge.

Mail Order Prescription Drugs – 90 Day Supply

PCS cannot mail prescription drugs to non-U.S.A. addresses. If you wish to take advantage of this cost-effective program for maintenance drugs, you need to have your prescription mailed to someone in the U.S. and make arrangements to pick it up.

In order to receive authorization for a one-year supply of medication you must do the following:

•	Prescriptions should be written for a one-year supply of medication with no refills.

•	Your prescription should be written by a U.S. doctor.

•	Send the prescription plus check or credit card number to Karen Collette for the authorization. Generic and brand name drug cost will be based on the prescription drug option that you selected.

•	Mail your mail order prescription requests to Karen Collette, Alcoa, Room 4B14, Pittsburgh, PA 15212.

ORIENTATION – September 1, 2002 Rev 2

DENTAL

The dental option you elected in 2001 will continue in 2002. The next opportunity to chose a new dental option will be during FlexChoice 2003 enrollment.

Employees new to Alcoa’s Dental Plan will have two dental options, or you can elect no dental coverage at all. The dental election you make now will be in place for all of 2002. Future dental enrollments will be offered on a two-year cycle. This means that your 2003 FlexChoice dental election will be in place for all of 2003 and 2004.

The dental claims administrator is United Concordia (subsidiary of Highmark Blue Cross Blue Shield).

Outside the United States

You can see any licensed dentist outside the United States. Claim payments will be based on your elected dental option. Claims will be paid up to charge based on the provisions of the Dental Plan.

In the United States

You can see any licensed dentist. United Concordia has an extensive network of participating dentists who accept negotiated rates and file claims for you. If you use a non-participating dentist, you will pay any difference between the reasonable and customary charges and the dentist’s charge.

United Concordia’s Web site has information on participating providers.

Internet address: www.ucci.com

Click on “Client Corner” then Alcoa.

The United Concordia claim form can be found on Alcoa’s InfoLink Intranet site:

http://intranet.alcoa.com/hr.forms

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VISION

The vision option you elected in 2001 will continue in 2002. The next opportunity to chose a new vision option will be during FlexChoice 2003 enrollment.

Employees new to Alcoa’s Vision Plan will have the option to elect vision coverage during 2002 FlexChoice enrollment. You will have the option of choosing single or family coverage, or no coverage at all. The vision election you make now will be in place for all of 2002. Future vision enrollments will be offered on a two-year cycle. This means that your 2003 FlexChoice dental election will be in place for all of 2003 and 2004.

Routine eye exams are covered under the Vision Plan. (Any eye exam with a diagnosis will processed under the Medical Plan.) The Vision Plan is administered through Clarity Vision (subsidiary of Highmark).

The vision benefit provides coverage for a routine eye exam, and benefits for frames and standard lenses, or contacts. You can have a routine eye exam, and purchase standard lenses and contacts once per year. You cannot purchase standard lenses and contact in the same year. Frames are covered once every two calendar years.

Outside of the United States:

Routine eye exams performed outside the U.S. and eyeglasses purchased outside the U.S. will be paid at the out-of-network level.

Inside the United States:

Vision benefits in the U.S. must be with an in-network provider in order to receive the higher benefit. If you do not use a network provider, your claims will be paid at the out-of-network level.

Clarity Vision’s Web site has information on participating providers:

Internet address: www.clarityvision.com

Click on “Preferred Network”

The vision claim form can be found on Alcoa’s InfoLink Intranet site:

http://intranet.alcoa.com/hr.forms

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LONG-TERM CARE

Long-Term Care is a fully insured plan with MetLife that covers nursing home and home care for patients who are unable to perform certain activities of daily living. Expatriates will have the option during FlexChoice to receive info about the Long Term Care Plan. MetLife is the administrator of the Long Term Care Plan.

Expatriates that are not U.S. citizens cannot participate in this plan.

There is no guaranteed participation in the LTC Plan if you were given the option to enroll in 2001 and declined enrollment. Medical evidence will be required if you enroll in 2002.

Under the Long Term Care Plan, you may cover self, spouse, parents or parents-In-law, as long as they are U.S. residents. Coverage is available in “daily benefit” amounts of $100, $150, or $200 in long term care facilities. All of the options include an optional inflation increase in daily benefit amount every three years.

Some of the features of the plan are:

•	Home care services (even if provided by a family member) are covered at 75% of daily benefit amount.

•	Eligibility for receiving benefits are based on “activities of daily living” (ADL); unable to perform at least 2 of the 6 ADL for a period of at least 90 days due to a loss of functional capacity.

•	Employees that enroll during their first initial enrollment are guaranteed participation in the LTC Plan; medical evidence required for all others. (U.S. citizens are eligible).

•	Premiums are waived once benefits begin.

•	Coverage is portable if you leave Alcoa.

You cannot use your FlexCredits to pay for Long Term Care coverage. Payroll deductions are available for the employee and spouse. All others are direct billed.

Employees can call 1-800 GETMET-8 (1-800-438-6388) for information on the new Long Term Care Insurance Plan. Representatives can answer questions and take requests for enrollment kits. Active employees (but not spouses) can enroll via this number during the initial enrollment period.

Alternatively, active employees can view plan and rate information on the MetLife Web site at http://alcoa.metlife.com Active employees can enroll on-line (except in Kentucky and Montana) and request an enrollment kit for their spouse or other eligible family members.

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COMPENSATION OVERVIEW

Alcoa’s compensation package for expatriates is based on one salary system to insure that all expatriates regardless of home or host location will all be paid on the same basis. Additionally any deductions for such items as housing and taxes and any payments for allowances such as cost-of-living, foreign service pay, etc., all of which are explained in the following pages, would be comparable to all other global expatriates.

Based on cost analysis of different country’s salary structures, tax basis, housing costs, etc., the Company believes one compensation system should be used for all expatriates regardless of the home country or host location to maintain equity among all employees on a global assignment as an expatriate. Therefore, all global transferees will be maintained on a U.S. dollar basis regardless of their home or host location.

To the extent possible, the Company will maintain you in your home country social and pension plans while on assignment. In those cases where you are required to make a compulsory contribution to remain in your home country plans, your Prudential IAM will coordinate any such payments with your home country Human Resource/Payroll Administrator. These payments would result in a deduction from your U.S. pay and that deduction would then be credited to your home location to continue to maintain you in your home country pension or social plans.

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EXPLANATION OF ALCOA’S EXPATRIATE

MONTHLY ALLOWANCES/DEDUCTIONS

Dependent Status

It is important that you keep your Prudential IAM advised any changes in the number of dependents living with you at the host location as well as changes in your tax dependents. This information is necessary for the purpose of calculating the allowable tax deductions and allowances paid to you in the form of a cost-of-living allowance. Dependents for expatriate tax compensation are based on the following criteria:

The claimed dependent must have less than $2750 of gross income for the calendar year. This income restriction does not apply if the dependent is a child of the expatriate and either is under age 19 at the close of the calendar year or is a full-time student under age 24 at the end of the calendar year.

Over half of the dependent’s total support for that calendar year must have been furnished by the expatriate.

A dependent may also be a relative of the expatriate who qualifies as a tax dependent under the definition of U.S. tax laws. Personal situations may be discussed with the Company’s tax consultant at the time of the orientation.

For those expatriates that do not have a U.S. government assigned social security number, an internal Alcoa number will be assigned by Alcoa which is only to be used for internal Alcoa purposes. This number is not valid for any other purpose other than internal Alcoa business.

Each month the Prudential IAM will prepare a compensation analysis sheet and forward to each expatriate. This compensation analysis sheet outlines key payments/deductions to be included in that month’s paycheck.

Below is an explanation of the various components of expatriate compensation:

Base Salary

The expatriate’s monthly Alcoa salary paid in U.S. dollars.

401K

Employee pre-tax contribution to the Company’s U.S. savings plan. For those employees ineligible to contribute to the U.S. savings plan, a cash payment equal to 6% of the monthly base salary will be paid in cash each month in lieu of the contributions into the U.S. savings plan. This payment is taxable income to the employee.

Savings Differential Allowance

For legal reasons it is not possible for non-U.S. citizen expatriates to participate in the Alcoa Savings Plan (401K) described above. In lieu of this benefit, these expatriates

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are paid a cash sum each month equivalent to the Company’s contribution (Savings Differential) based on an assumed maximum savings on the part of the expatriate.

Deferred Compensation Deduction

Eligible employees may elect to defer a percentage of their annual incentive compensation and therefore postpone taxation until a future date. Eligible employees may continue to elect this option as expatriates which will impact the monthly hypothetical tax deduction.

Incentive Compensation Allowance

Eligible employees may receive this benefit by achieving key individual performance targets and the Business Unit reaches its performance goals.

Foreign Service Premium (FSP) Allowance

This payment is distinguished from those related to the environmental conditions that may or may not justify a hardship allowance. FSP is an incentive payment designed to acknowledge that the employee/family is leaving familiar working and living conditions. It offers tangible recognition of the difficulties inherent in expatriate service, such as the necessity for conducting business under unfamiliar laws and customs and in a language other than the employees native one, and separation from home country support staff. The premiums cover expanded duties and responsibilities – for example, training and developing national employees who may have work habits different from those to which the expatriate was accustomed, or the increased public relations responsibility involved in representing the Company at the host location. It is also designed to compensate for different work schedules, longer working hours, and separation from home country relatives, friends, business and professional associates. Finally, the premium recognizes that the employee, spouse, and family will have to adjust to different living patterns, cultural and social environments, and recreation and leisure time activities – that they will become “foreigners” living under unfamiliar political and social institutions. This is calculated as a fixed percent of the monthly base salary, capped at a maximum dollar amount, and is a tax-free incentive pay to the expatriate. The FSP starts on the day of arrival at the Host Location for assignment and is discontinued on the last scheduled work day at the Host Location.

Hardship Pay Allowance

This payment is made to expatriates assigned to posts where it has been determined through the use of consulting companies and management input that the living conditions are extraordinarily difficult or notably unhealthy or there may be excessive physical hardship. The degree of hardship is determined by evaluating such elements as inadequate housing accommodations; lack of cultural and recreation facilities; geographical isolation; inadequate transportation facilities; lack of food and consumer services; adverse effects of climate or altitude; conditions dangerous to life, physical well-being, or mental health; incidence of disease and epidemics; lack of public sanitation; inadequate health control measures; and inadequate medical and hospital facilities. This is calculated as a fixed percent of the monthly base salary, capped at a maximum dollar amount and is tax-free to the expatriate. The Hardship Pay Allowance

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starts on the day of arrival at the Host Location for assignment and is discontinued on the last scheduled work day at the Host Location.

Hypothetical U.S. Tax Deduction

Since Alcoa expatriates are all paid via a U.S. salary base, the Company maintains a tax equalization program (see TAX section of this manual) whereby the expatriate neither bears the burden of any additional taxation nor reaps any windfalls as a consequence of expatriation. To implement this system, the Company deducts a hypothetical U.S. federal income tax monthly from the expatriate. This hypothetical tax deduction is provided by our consultants, Organization Resources Counselors, Inc. (ORC) and is based on average U.S. federal income tax rates at your salary level and takes into consideration the number of actual tax dependents allowed by the government. Included in this number is a reduction for taxes based on the average deduction an individual normally can claim for charitable contributions, medical expenses, etc. This reduction is based on the national average of allowable deductions. Expatriates will have a hypothetical tax deducted monthly from their normal salary. This deduction will be credited to the expatriate’s host location through the inter-company accounting system as an offset against the total cost charged to that location on behalf of the expatriate. The hypothetical tax deduction will increase or decrease from time to time based on changes to salary, changes in number of dependents, changes in savings plan or deferred compensation contributions or changes in US tax laws. Actual host country tax costs will be paid by the Company. Refer to the “TAXES” section of this manual for additional information on the Company’s tax program for expatriates.

Calculated U.S. Housing Obligation Deduction

Since Alcoa expatriates are all paid via a U.S. salary base, the Company maintains a housing policy whereby the employee contributes to their housing cost at the host location an average amount that would have been made if living in the U.S. A hypothetical U.S. housing obligation will be deducted each month from the expatriate’s salary. This deduction will be based on our consultant’s current housing table in effect in the year of transfer. The expatriate will then continue to be held to this same obligation (unless there is a change in marital status or the assignment is to another location outside the current region). The housing deduction starts the day the expatriate moves into permanent living quarters at the host location and is prorated for the first and last months of the expatriate’s assignment. This deduction will be credited to the expatriate’s host location through the inter-company accounting system as an offset against the total costs charged to that location on behalf of the expatriate. This housing data is provided by consultants considered among the best in the industry for providing data of this nature to global corporations.

The expatriate generally will rent housing in the host country of assignment of a standard reasonable for an expatriate at his/her salary level. The purpose is not to provide housing equivalent to that left behind in the home country. For example, the employee leaving behind a large country home and land, of course, will not find a comparable accommodation in many host locations nor is the intent of the policy to find comparable housing to home but based on customary and reasonable housing costs for

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expatriates at the host location. Refer to the “Housing” section of this manual for additional information on the Company’s housing programs for expatriates.

Cost-of-Living Allowance

The primary purpose of a cost-of-living allowance is to enable an employee paid on a U.S. base salary to maintain the purchasing power of peers in the U.S. and to provide assistance in covering added costs in the host location. A cost-of-living index is provided by our outside consultant, ORC and is based on current pricing surveys between the U.S. and the host location for goods and services as well as adjustments for exchange rates. The U.S. spendable income is the portion of the U.S. base salary that a typical family or individual spends on goods and services in the U.S. The U.S. spendable income (day-to-day living costs) increases as US base salary and/or family size increases or decreases when a member of the host location family leaves the assignment location. Any gap between the U.S. spendable income and assignment-location spendable income is filled by a cost-of-living allowance which can either be positive (because costs in the assignment location are higher than the U.S.) or negative (because costs are lower than in the U.S.). Our consultant, outlines a market basket which represents a sample of approximately 175 individual goods and services purchased by typical consumers which include the following categories:

Food at Home	Food away from Home
Clothing	Transportation
Recreation	Personal Care
Furnishings & Household Operation	Medical Care
Tobacco and Alcohol	Domestic Service

Each category is further broken down into subcategories, each of which represents a proportion of total spendable income (i.e. , a weight). Example: Ten percent of income may be spent on clothing, but the subcategory women’s dresses might represent 20 percent of the total clothing category.

ORC tracks price differences of the market basket items between the U.S. and assignment location through periodic surveys and follows these steps:

For each item priced, ORC calculates an assigned weight that represents a proportion of spendable income according to typical spending patterns.

ORC compares prices in the U.S. and assignment location, calculating a price ratio for each item (the assignment-location price expressed in U.S. currency divided by the U.S. price).

The price ratio for each item is multiplied by its assigned weight to represent that item’s contribution to the overall index.

An overall index (the total of all category indexes) is calculated at the exchange rate in effect at the time of the publication comparison.

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The overall index is compared with a base of 100, which represents the U.S. costs. An index greater than 100 indicates that costs of goods and services in the assignment location are more expensive than in the U.S. Likewise, an index of less than 100 indicates that assignment location costs are less expensive than costs in the U.S.

The method used to arrive at the cost-of-living allowance is to multiply the U.S. spendable income by that portion of the goods and services index greater than 100, expressed as a decimal. Even though in most countries the difference in costs vary little from month to month, the cost-of-living index is adjusted monthly, by Alcoa, for any update in exchange rate variances.

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Obtaining Host Location Currency

Since expatriates monthly paychecks are deposited in a U.S. bank account, the expatriate must have a current U.S. bank account. There are several options for obtaining local currency to use at their host assignment location.

(1)	Open a bank account at the host location and make arrangements with your U.S. bank to wire transfer a certain dollar amount monthly to the host location bank account. The fee incurred by each bank for this once per month wire transfer may be reimbursed by submitting the expense, say quarterly, to the Prudential Expense Analyst, Michelle Matteson in Scottsdale, Arizona using the Moving Expense Statement.

For expatriates paid in U.S. dollars where the U.S. is not your home country, you may claim the cost of two wire transfers each month – one to your home country and one to the host country.

(2)	Use a U.S. banking machine card to access funds from a compatible banking machine at the host location. Generally, there is a daily limit on the amount of funds one can withdraw.

(3)	Write a check against your U.S. bank account and deposit into your host location bank. This generally takes about one week for the host location bank to clear the check and guarantee the funds are available in your U.S. bank account. Once cleared, you can withdraw the equivalent funds deposited in local currency.

(4)	Take a U.S. direct debit bank card and present it to the host location bank and ask to take a cash advance against the card. The local bank treats the debit card as if it were a charge card and charges the funds to the debit card and the funds are coming directly from your U.S. checking account. The funds are immediately deposited into your host location bank account.

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CULTURAL ORIENTATION PROGRAM

Alcoa has contracted with Prudential Relocation International to provide cross-cultural training to expatriates and their spouse as an introduction to their new host country. Prudential’s program also includes information on living in the new host country, communicating across cultures, culture shock, adaptation, and doing business in the host country, etc.

Prudential’s IAM will schedule this training session at a time that is convenient to your schedule and prior to you departing on assignment. This two-day briefing is a Company requirement for accepting a global assignment.

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EDUCATION ALLOWANCE FOR DEPENDENTS

ALLOWABLE EXPENSES

The dependent education allowances referred to in this section are intended to give reasonable assistance to the Expatriate when it is recognized and approved in advance by management at the host location & Prudential IAM that the educational facilities at a given host location do not provide for an education normally received in the public schools in the employee’s home country. Realizing that the employee would normally experience some expenses in his/her home country such as school tax, clothing/uniforms, food, and some miscellaneous expenses, the allowances stated in this section are not intended to cover total costs.

Those costs that are reimbursable are tuition for required courses, necessary transportation, books and charges for course materials (lab fees, etc.) that are required by the school. Language training is reimbursable only for a child attending a local school where the curriculum is not conducted in his/her native language. The costs of field trips, elective sports, optional activities or items, etc. are not reimbursable.

Reimbursement of approved costs will be made as indicated in the last paragraph of this section entitled, “Reimbursement of Expenses.”

QUALIFICATION—DEPENDENTS

For expatriates on married or single status with legal custody of dependents, the following family members will qualify for specific dependent education allowances as outlined below:

•	Unmarried children under the age of 21 who reside with the expatriate.

•	Full-time students under the age of 25 who will be enrolled in a recognized course of study or training for at least one full academic year. The course of study must lead to a career in that field.

EDUCATION ALLOWANCES

Pre-Schooling

The Company will share the cost for this schooling provided it is a structured pre-school education program for the two years prior to entering Kindergarten.

The Company will establish a reasonable subsidy to assist in tuition expense. The expatriate will be held to a hypothetical cost established by the Prudential IAM in Scottsdale, Arizona, each year based on the average cost of pre-schools for each age group. (Since expatriates are paid via the US payroll, the hypothetical costs will be

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based on US costs.) The subsidy will be based on the age of the child and number of hours per week the school is attended. For schools approved by the host location manager, the Company will pay any reasonable additional costs beyond the hypothetical US costs. Families that elect this option should request the current hypothetical pre-school cost from the Prudential IAM.

Any transportation costs will not be reimbursed.

Kindergarten/Grammar/High School—Host Location

Where an International School is available, the Company will reimburse tuition and the other reimbursable expenses outlined in the above paragraph entitled, “Allowable Expenses.”

In those locations where an International School is not available, the Company will establish a reasonable subsidy to assist with the tuition for another school that will provide an education that is on par with the education provided by the International Schools System.

When the Expatriate chooses not to send the student to a local public school that has been deemed adequate, the maximum allowance received will be the approved local public school allowance for the specific grade applicable as though the student were attending a local public school, and no transportation allowance will be given.

FOR THE FOLLOWING SITUATIONS, THE BASIC TEST OF A SCHOOL’S ADEQUACY IS THAT A CHILD WHO POSSESSES NORMAL, STANDARD LEARNING SKILLS, AND COMPLETES A GRADE IN THE OVERSEAS ELEMENTARY OR SECONDARY SCHOOL, WILL BE ABLE TO ENTER THE NEXT HIGHER GRADE IN A PUBLIC SCHOOL IN THE HOME COUNTRY.

Grammar/High School—Home Country Location

Only in those host locations where public schools and private schools (or certain grades) have been determined to be inadequate by local management and Prudential IAM in Scottsdale, Arizona a dependent education allowance will be given to assist in the expenses incurred when the student remains in the expatriate’s home country for grammar school or high school studies. The Company will establish a maximum subsidy to assist in covering actual tuition, room, board and certain required expenses.

Should the student remain in the expatriate’s home country to attend a public school and live independently or with a family member or guardian, certain expenses are reimbursable.

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For those students who are currently attending a private school of their choice in the expatriate’s home country, the parent will continue to be responsible for the tuition and school fees.

Whether a public or private school is attended, the Company will reimburse expenses which would normally occur if the student were living with parents in the home country and should include ordinary and reasonable costs for meals, necessary transportation and an equitable amount that will recognize the responsibilities of a family member or temporary guardian(s) that are inherent in this situation. All of this information must be submitted in advance to your Prudential IAM.

In addition, the student is entitled to two round trips, most direct route, business class from the school to the expatriate’s host country plus a Travel Expense Allowance of $75 per round trip.

Grammar High School—Other than Host/Home Location

In those host locations where local management have determined that the local schools (or certain grades) are inadequate according to home country public school standards, either at the grammar school or high school levels, it might be necessary for the student to attend a school in a location other than the host or home location.

When the parents elect not to keep the child in the home country school and choose to utilize a school closer to their host location, the maximum allowance will be based on the amount of reasonable and customary boarding and related costs established for the home country.

However, consideration may be given to a boarding facility that is significantly closer to the employee’s host country location even though the costs might be slightly higher.

In addition, round trip, most direct route, coach class air transportation costs will be reimbursed once per year as follows:

•	One trip per year from the school to the employee’s point of origin

•	One trip per year from the school to the employee’s host location

In addition, a Travel Expense Allowance of $75 for each of the above trips is reimbursable.

TUTORING/ADDITIONAL COURSES

In certain cases, the host country school may advise the need for special/additional tutoring in order to bridge any shortfalls between the home country school’s and the

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new host country school’s requirements or to allow expatriates’ children to integrate into the next assignment’s educational system. For reimbursement of these expenses, the expatriate will need to do the following.

•	Obtain a letter from the host or home country school’s administration evidencing the need for tutoring/additional courses; and

•	Submit the costs with receipts on Moving Expense Statement specifying the need and anticipated amount of tutoring, hours, etc. required for the child to the Prudential Expense Analyst, Michelle Matteson care of Alcoa Corporate Center, Pittsburgh for processing.

Additionally, language lessons are provided in those instances where courses are taught in a language unfamiliar to the child. Alcoa will reimburse costs associated with some necessary language tutoring if it takes place at the child’s school. These costs are also reimbursable by submitting the costs with receipts on Moving Expense Statement.

COLLEGE STUDENTS

Alcoa Does Not provide an allowance to assist the Expatriate with the expense of educating a student at the college or university level. Alcoa will, however, pay a maximum of one round trip, business class airfare each school year using the most direct route from the school attended to the parents’ host location plus $75 per round trip as a Travel Expense Allowance. The number of round trips is limited to four (one per year for the normal four-year course) and shall be taken in lieu of the dependent student’s Vacation Transportation and Travel Expense Allowance due when residing with parents in the host location. One of the student’s parents may use this round trip transportation once per year in substitution of the student. If a parent uses the ticket, they are not entitled to the $75 Travel Expense Allowance. If the dependent student is married, the allowances referred to in this section do not apply to the student’s spouse or children.

In addition to the one round trip each school year, Alcoa will pay a maximum of $350 or the actual transportation cost, whichever is less, of a second trip within or outside the home country or continental United States. This trip must be taken during the academic school year. The Travel Expense Allowance for this trip is $75.00.

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REIMBURSEMENT OF EXPENSES

An original Moving Expense Statement covering any expense allowed under this Education Allowance for Dependents must be sent to the Prudential Expense Analyst, Michelle Matteson care of Alcoa Corporate Center, Pittsburgh for processing.

Original receipts for expenses claimed must be attached to the Expense Statement. The receipts should include the student’s name, school attended, location of school, grade attended, a breakdown of the charges and the period of time covered. The appropriate charges and the student’s name and period of time covered should be indicated on the Expense Statement. All charges should be converted to U.S. dollars and all receipts should be translated into English.

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EMERGENCY/SECURITY PLANNING

EMERGENCY PLANNING

In the unlikely event that you and your family encounter some unforeseen emergency, the following guidelines have been established to assist you during those times.

Listed below is the 24-hour/day telephone number you may use if you need to contact Alcoa in case of emergency. Alcoa Corporate Center Guards will answer and direct your concerns to appropriate personnel.

412/553-4001

This telephone number may also be given to relatives with the understanding that it is to be used by them only for emergencies or to ascertain an expatriate’s safe status when they are otherwise unable to reach the expatriate. The caller should provide the operator with:

•	The caller’s name, location and telephone number

•	The nature of the problem

•	The expatriate’s name and location (when relatives call in)

Emergency Planning At Overseas Location

1.	Learn about any local emergency evacuation plans and discuss with family members.

2.	If you have children in local schools, check on their emergency evacuation plan. If there is none, suggest to the school that they develop a plan.

3.	Plan for pets if evacuation is declared—either preparing them for travel with up-to-date inoculation records and veterinary examinations or finding a suitable home for them if it is necessary to leave them behind.

4.	Keep abreast of your local security situation.

5.	Review your inventory/check list periodically and update.

6.	Learn at least some of the local language to help you in any emergency. In the local language, post a list of instructions and essential phone numbers for household employees.

7.	Learn the location of the closest hospital, police station, and embassy with which your home country has diplomatic relations.

8.	Prepare a supply of identification tags for luggage and personal effects to be used for sudden evacuation.

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9.	We suggest you consider identifying a “surrogate parent” at your location with whom you may leave a power of attorney for medical or other emergencies when you might be separated from your children.

10.	Maintain a separate first aid kit for emergency situations. Keep immunizations up-to-date and recorded on your yellow “shot card.”

11.	After checking on the overseas location’s particular problems—frequent loss of electricity, water, food shortages, etc.—keep necessary items stored for emergencies.

12.	Give some thought to necessary items to take with you in the event of evacuation and items to be air freighted later.

Evacuation Or Emergency Phasedown

In the event of an evacuation or emergency phasedown, consideration should be given to the following:

1.	Pack luggage with suitable clothing and other necessities.

2.	Pack some toys, snacks, games, and books for children to use when traveling.

3.	Pack up those important papers and records to carry with you, as well as emergency medication.

4.	Take traveler’s checks, personal checks, and some U.S. and local currency with you. Also, take your home country driver’s license, passport(s) and credit cards.

5.	Wear practical traveling clothes, suitable for climate of destination, and, when traveling with small children, carry one or more changes of clothing for them.

For additional information on Emergency Planning see enclosed U.S. Department of State booklet entitled Security Guidelines for American Families Living Abroad and Personal Security Guidelines for the American Business Traveler Overseas.

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PERSONAL EMERGENCIES

Death Of Expatriate Or Dependent Overseas

Should an expatriate or dependent die while residing in their host location, the Company will pay the expatriate’s estate any applicable differentials, allowances, value of accrued leave or legally required payments, if any, through date of death deducting outstanding charges in his/her personal account.

1.	If buried overseas, the Company will pay for embalming and preparing the body for burial to satisfy government requirements.

2.	If burial is to be at the point of origin or other approved location in the home country, the Company will pay for:

a)	preparing body for burial;

b)	cost of required shipping container;

c)	required documentation;

d)	transportation to undertaking establishment that is no further distant than the point of origin.

The cost of the disposition of the remains such as casket, funeral, burial plot and marker will be the responsibility of the expatriate or family.

Reporting A Death Abroad

We suggest your country’s nearest embassy or consulate be notified as soon as possible when a death occurs. Upon notification, the consular officer may do the following:

•	Request proof of the decedent’s citizenship (for example, U.S. passport, birth certificate, or naturalization certificate);

•	Report the death to the next of kin or legal representative;

•	Obtain instructions and funds from the family to make arrangements for local burial or return the body to the home country;

•	Obtain the local death certificate and prepare a “Report of Death” for forwarding to the next of kin or legal representative (in the U.S. courts, this document may be used to settle estate matters);

•	Serve as provisional conservator of the deceased’s estate and arrange for disposition of those effects.

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Death Or Illness Of Family Member

1.	Paid Leave:

Limited time off will be permitted in case of serious illness or death of expatriate’s spouse, child, parent, sister or brother. In the event of a death, normal time off will be up to 15 days plus travel; for serious illness, up to 7 days plus travel time. Additional days would be charged against vacation accrued.

2.	Transportation (round-trip air fare) only will be reimbursed by the Company from the host location to the employee’s home country location. All other expenses are the employee’s personal financial responsibility.

a)	for employee in the event of death or serious illness of spouse, mother or father, brother or sister;

b)	for employee’s spouse in the event of death or serious illness of mother, father, brother or sister;

c)	for employee or spouse in the event of serious illness of a child not residing at the foreign location;

d)	for employee, spouse and children in the event of death of a child not residing at the foreign location.

At the discretion of the host location manager, round trip transportation may be allowed for expatriate and spouse in the event of death of either of their immediate family.

SECURITY PLANNING

We are accountable—individually and in teams—for our actions and results. This is a basic Alcoa value—and it especially holds true when we think about our own safety and security as we travel or live in other countries.

To help you remember some basic security concepts, the Corporate Security Department has created a word association:

AL-CO-A B-A-S-I-C-S

AL	ALERT to your surroundings. Watch for unusual events. Be aware of potential problems.

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CO	COMMUNICATIONS - Know how to communicate with your family, your business associates, and emergency assistance services. Try to have a back-up communication capability.

A	ALTERNATIVES - Plan different courses of action, routes or methods of travel. Vary your route to work.

B	BLEND into your country, its culture, the normal routines.

A	ASK for help. Assuming you know what is right or correct or acceptable might cause you to unknowingly violate a law of a country.

S	SAFETY - Practice defensive driving; as a pedestrian, be alert to local driving customs. Avoid injury caused by inattentiveness, improper lifting, climbing, or carrying. Emergency medical service may not be as available or capable as in your own country.

I	INFORMED - Stay informed about the weather, politics, holidays, and crime. Keep trusted friends informed about your plans.

C	CAREFUL AND CONFIDENT - Be careful in your activities, but confident in your ability to handle yourself in an emergency because you have planned and practiced these security concepts.

S	SECURITY is mostly common sense, planning, staying calm and reacting logically. Control access to your home, your cars, your place of business. Use detectors to alert you to intrusion or fire. Have an escape route.

The Alcoa Corporate Security Department works closely with the Prudential IAM to assure that those employees and their families who accept assignments at locations outside their home country have access to information and assistance for their personal safety and security.

Through the U.S. State Department, the Overseas Advisory Council, and Control Risks, Ltd., we are able to regularly monitor changing conditions throughout the world. For extremely uncertain situations, such as the 1991 Gulf War, Alcoa will develop positions on travel and residence in the country which reflect our values and the potential for increased danger.

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While the host country location has a primary responsibility to assist expatriates in recognizing and dealing with security problems which are reflective of the local political and cultural conditions, the Corporate Security Department is available to provide additional guidance or suggest other alternatives. We will also assist you with concerns you have about traveling to other countries on business or vacation.

The emergency telephone number listed in this manual is monitored 24-hours per day by Alcoa Corporate Center security guards. They are instructed to locate Corporate Security personnel and others who may be able to provide assistance.

For other information concerning security planning tips, see the section under “Information on Living Abroad” and the enclosed U.S. Department of State booklet entitled Security Guidelines for American Families Living Abroad and Personal Security Guidelines for the American Business Traveler Overseas.

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WHERE TO GO FOR HELP IN ALCOA

The following are some additional Alcoa telephone contact numbers in the U.S. you may find useful in an emergency:

Medical Department	412/553-4520 (No VMX - 7:30 a.m. - 4:30 p.m.)
412/553-2317 (VMX - after 4:30 p.m.)

Psychological/Psychiatric- SAIC	Phone:	703-676-2314
Carol Lepere
carol.a.lepere@cpmx.saic.com

Security/Travel Conditions	Phone:	412/553-4166
	Fax:	412/553-3313
Corporate Security Contact
Jay Zelezniak	Phone:	412/553-4166

Prudential Relocation International
Sako Nishida	Phone:	480/778-6595
Susan Barlow	Phone:	480/778-6594

Double Click Icon Below to view Security Guidelines For American Families

Living Abroad-Last Revised Nov 1994

ORIENTATION – September 1, 2002 Rev 2

HOUSING

The objective of the housing policy is that the expatriate should pay no more than what would be normal for a U.S. counterpart with the same base salary and family size. A hypothetical U.S. housing obligation will be deducted each month from the expatriate’s salary. These housing figures represent the average U.S. housing cost (including basic utilities). The hypothetical housing deduction is based on the Company’s current consultant’s data (Organization Resources Counselors, Inc.) in effect at the time of the transfer and will remain constant during the assignment unless there is a change in marital status or assignment to another host location outside the expatriate’s current region.

The housing obligation will be credited back to the host location to partially off set the total host housing costs. Each host location together with information provided by consultants will determine the actual housing cost level/type of housing that the expatriate should rent based on customary and reasonable costs for housing at the host location. Host housing costs are the Company’s responsibility and in most cases will be paid directly by the host location.

EMPLOYEE LEASED HOUSING

In those locations where there are no Company-owned or leased houses, employees must work with the host location management and their agents to rent property. The Company will assist the employee by providing transportation for househunting, referring the employee to reliable real estate agents and making loans available to cover rental deposits, “key money” and advance payments based on customary and reasonable housing costs at that host location. Employee leased housing is subject to advance approval by the location manager before any commitments are made to rent the property.

COMPANY-OWNED HOUSING

If Company-owned housing is made available to an employee at the host location, the employee will be responsible to properly maintain its present condition and will be held responsible for damages beyond normal wear and tear of day-to-day living, i.e., damages caused by the employee’s neglect or misuse. At the end of an employee’s use of Company-owned housing, the employee will be asked to reimburse Alcoa for damages caused to the Company-owned housing in excess of normal wear and tear.

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SALE OF PRINCIPAL RESIDENCE

An employee may elect to sell their principle residence on their own and the Company will reimburse the customary closing costs under the Direct Reimbursement Option. Your Prudential International Assignment Manager will discuss other options with you during the orientation process.

EMPLOYEE-OWNED HOUSING

The Company discourages home ownership for expatriates at their host location. However, each business unit can decide if the Company will purchase (and lease to the employee) a home or give assistance for an employee to purchase at the host location when the expatriate is unable to find suitable rental accommodations and there is a stable market at the host location.

The standard of housing as well as buying/selling a house is left to the discretion of the business unit. With approval from the business unit, the expatriate will be given Company assistance to purchase a property and assume all day-to-day costs including the mortgage and utilities on the property and will no longer contribute a hypothetical housing deduction to the Company.

LEASE MANAGEMENT PROGRAM

The expatriate may sign a power of attorney authorizing the Company’s agent to make arrangements for the rental of their principal residence. Under this plan the expatriate receives the rental income from their property but is guaranteed the income will be no less than their hypothetical housing obligation deducted by the Company as outlined on the Compensation Analysis Sheet.

OPTIONAL HOME RENTAL PLAN

The following sample formula is available for those expatriates who do not place their home under the Lease Management Program but wish to maintain their home and personally make all arrangements for rental to another party (relative, friend, etc.)

U.S. Hypothetical Housing Obligation deducted from Expatriate’s monthly paycheck while at the host location	$1400.00
Less Monthly Fair Rental value of expatriate’s principal residence in their home country. Alcoa to engage agent to determine the fair rental value or the amount of rent that could be expected from a tenant had the Company rented the house on the expatriate’s behalf	-1200.00

If the expatriate rents their home including household goods and places nothing in storage the Company will give the expatriate credit for the savings of no storage costs but the Company will not bear any additional cost for furnishings at the host location as a result of the employee not shipping or storing their household goods

+ 200.00
Total monthly payment to employee	+400.00

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DUAL-HOUSING EXCEPTION

The Company may, under certain conditions, request an employee to maintain their present home while on an expatriate assignment. In these special cases, the expatriate will be provided Company-paid accommodations at the host location or assume certain costs to maintain the home country residence. In these cases, there will be no housing offset.

UTILITIES/MAINTENANCE COSTS ON HOST PROPERTY

The intent is not to cover all utility expenses incurred at the host location–only those that would not normally be incurred in the home country.

As indicated in Paragraph 1 of this section, a hypothetical U.S. housing cost (including basic utilities) will be deducted each month from the expatriate’s salary. Therefore, the basic intention of the utilities/maintenance cost reimbursement is to likewise reimburse basic utilities costs at the host location. Basic utility costs are considered to be:

Telephone – Basic telephone equipment purchase/rental costs plus installation charges are reimbursable. Optional equipment and services such as call waiting, caller I.D. voice mail, which are generally considered extra services at home are the employee’s personal financial responsibility. All other telephone costs are the expatriate’s responsibility including local and long distance calls. Only the initial installation charge is reimbursable. All other telephone charges are the expatriate’s personal financial responsibility. Additionally the company will reimburse the installation and basic monthly dial-up fee only for the internet service provider.

Cell Phones: Cell phones are optional equipment and are the employee’s personal financial responsibility unless the location manager or the security manager at the Alcoa Corporate Center or host location has advised the need for a cell phone for security reasons. In those instances, the Company will only pay for the basic equipment costs.

Cable, Satellite, etc.—Only the initial installation charge and basic monthly charges are reimbursable. Any premium channels: Showtime, HBO (or their international

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counterparts), special sports channels, or any other type of pay-per-view channels are the expatriate’s personal financial responsibility.

Gas, Electricity, Water, Sewage and Garbage Removal – Costs are reimbursable, and generally paid by the host location administration.

Lawn Care/Gardeners – Costs are not reimbursable and are the expatriate’s personal financial responsibility. The Company will however reimburse the expatriate for basic lawn care equipment based on customary and reasonable cost.

Generally the expatriate will work with the host location administrator to have these invoices paid directly by the Company; however, in those instances where these expenses are not paid by the location, expenses can be submitted by the expatriate on a Moving Expense Statement along with the supporting documentation for reimbursement.

DOMESTIC HELP

Chauffeurs, domestic help, (maids, cooks, babysitters) or any service providers of this nature are the expatriate’s personal financial responsibility.

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HOUSEHOLD PACKING, SHIPPING AND STORAGE

Alcoa has engaged Prudential Relocation International to manage the shipment of your personal effects and household goods. Prudential will provide all the shipping requirements for expatriates.

Within a few days of your initial briefing by the Prudential IAM, you will receive a call from one of Prudential’s International Transportation Coordinator (ITC) who is based regionally and is assigned to handle moves originating from your location. You should work directly with your assigned ITC on the details of your move as it relates to the shipment and storage of your household goods. However, any questions relating to the interpretation of the guidelines outlined in this section of the Orientation Manual should be directed to your Prudential IAM.

Please refer to the International Assignment Contact List for the name of your specific International Transportation Coordinator.

BAGGAGE ALLOWANCE

In as much as allowances for both checked and carry-on baggage vary from airline to airline and from point of origin to point of destination, we strongly recommend that you obtain the exact baggage allowances with your travel agent when you make the reservations for your trip. Any charges for excess baggage will be to your personal financial responsibility.

OR

The Company will pay the fee of excess baggage in lieu of air shipment, provided the cost does not exceed the fee/charge of the allowable air shipment.

DEFINITION OF TERMS

In order to avoid confusion, the following terms are used as defined below:

•	Personal Effects - Items of clothing, children’s toys and other items of personal use which are usually shipped as accompanied or unaccompanied baggage.

•	Basic Furniture - Items of the type that are used in living, dining, and bed rooms such as sofas, chairs, tables, beds, dressers, etc.

•	Household Furnishings - Such items as towels, sheet sets, blankets, bedspreads, pillows, glassware, china, kitchenware, curtains, pictures, infant cribs and other nursery items.

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•	Appliances/Electronics - Washers, dryers, refrigerators, stoves, dishwashers, microwaves, vacuum cleaners, TV’s, VCR’s, stereos, radios, computers, lamps, etc.

Expatriates are expected to ship at Company expense all necessary basic furniture, appliances/electronics, household furnishings and personal effects as indicated above to their host location to establish comfortable living arrangements. However, the Company realizes that it usually is not possible to duplicate the home country living situation and this fact is taken into consideration in the Foreign Service Premium.

Those appliances/electronics that can be adapted for use in the host country should be shipped at Company expense. In those countries where the expatriate’s home country appliances/electronics are not electronically compatible with the voltage/current of that of the host country, the Company will reimburse the expatriate for the cost of adapters/converters. The Company will not reimburse the cost of appliances/electronics unless they cannot be adequately converted by the use of adapters/converters. If it is necessary to replace appliances/electronics, the Company will reimburse only customary and reasonable replacement costs and only those appliances/electronics which the employee owned prior to the move as indicated by the Valued Inventory List.

When window treatments and area carpets are not provided at the host location rental accommodations, the expatriate may purchase these items based on reasonable and customary costs.

The costs of converters, adapters, appliances, electronics (when necessary), window treatments, area carpets, etc. are usually reimbursed via the Moving Expense Statement.

All items purchased by the Company for the expatriate’s use are considered the Company’s property and it is expected they will be maintained in good condition. Upon the repatriation of the employee, these items will then become part of the Company’s inventory.

PRELIMINARY SURVEY

A survey will be made by a representative of the moving company in advance of your move to determine packing material and container requirements. At this time, you should indicate which items will be shipped to the host location and which items will be placed in storage for the duration of your assignment. Please point out any items that you believe will require special handling or packing. The Prudential ITC will advise you of your home and host country agent contacts who will assist you with your move.

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LIMITATIONS ON ITEMS SHIPPED

Personal Effects Shipment

The expatriate should make special arrangements to transport or store and insure items such as jewelry, personal papers, stamp or coin collections, trading stamps, and any other valuables.

The Company will neither arrange for nor pay the cost of their shipment, storage or insurance. Such items are not insurable by the Company or the Company’s insurance carrier. Options might be to place such valuable items in a safe-deposit box, etc. Any arrangement costs or other fees associated with these items are the expatriate’s personal financial responsibility.

The Company will provide one airfreight shipment per family of personal effects which may be required while waiting for the ocean shipment to arrive. An employee and his/her spouse are entitled to a maximum total air shipment of 300 pounds plus 75 pounds for each qualified dependent who will be residing at the host location. This air shipment must be limited to clothing, special medical needs, baby needs, and toys for young children, unless special approval is received from the Prudential IAM. The airfreight shipment is provided to allow the expatriate and family to stay within personal luggage limitations. However, the Company will pay the cost of excess baggage in lieu of an air shipment.

The remaining personal effects will be shipped with household furnishings and furniture via ocean freight or where appropriate, land transport.

Note:	Furs can be shipped and insured if the original bill of sale and/or an appraisal from a bona fide furrier are provided to the Company.

Basic Furniture and Household Furnishings Shipment

The Company will ship your basic furniture needs based on the size of the rental property at the host location. The Company will ship those items which will make the host location residence comfortable provided such items will fit into a 40-foot shipping container.

For information regarding arrangements for automobiles, please see the AUTOMOBILE section of this Manual. Items for which the Company will not assume the cost of shipment or insurance or arrange for their shipment are items which include, but are not limited to, the following: recreational vehicles, mobile homes, trailers, airplanes, boats (other than small watercraft), bulky hobby or other equipment, etc. in addition to those excluded items mentioned under Personal Effects Shipment (above). Any employee who wishes to ship any of these items must sign a waiver assuming all responsibility and make all the arrangements for shipping, insurance, damage to the rest of the

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shipment caused by these items, and any duties, taxes or fines which may be levied against these items.

We strongly recommend you discuss the shipment of pianos, organs, pool tables, etc. with our carrier to determine the feasibility of shipment as it relates to weather conditions, possible damage, etc.

Note:	Antiques can be shipped and are insurable if it is accompanied by an appraisal from a certified antique dealer and a copy is provided to the Prudential International Transportation Coordinator.

If paintings, crystal, etc. of unusually high value are shipped, for insurance purposes, some documentation of their value must be sent to the Prudential ITC.

The shipment of firearms, case lots of food, wine, liquor and tobacco is strictly prohibited since these items can jeopardize the importation of all personal effects and household items.

Any employee who wishes to ship any of these items must sign a waiver assuming all responsibility and make all the arrangements for and assume the cost of shipping, insurance, damage to the rest of the shipment caused by these items and any duties, taxes or fines which may be levied against these items.

It is expected that the expatriate will exercise good judgment in selecting the items to be shipped to the host location such as a small amount of books, decorative items, etc., as it is impossible to replicate your home environment during this temporary period.

Appliances/Electronics Shipment

Those appliances/electronics that can be adapted for use in the host country at a cost lower than a replacement cost should be shipped at Company expense. The cost of adapters/converters is reimbursable.

STORAGE

Prudential Relocation International will make all arrangements involved with the packing, hauling, and movement into and, at the end of the assignment, out of storage of those items approved for storage by the Company.

The Company will pay the monthly storage costs for those items approved for storage as outlined in this section. The employee should store all items not essential for the day-to-day living at the host location.

Items that the Company will not store include, but are not limited to, the following: all items excluded in the Personal Effects Shipment (above), automobiles, recreational vehicles, mobile homes, trailers, airplanes, food, tobacco or alcoholic beverages. If an

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employee owns a piano or organ and it is not necessary to ship either of these items to the host location, the employee should first attempt to have the piano or organ stored with family or friends. The Company will pay the cost to ship, if reasonable, but the Company will not pay any costs involved with the insurance of these items.

The Company will pay the cost to store antiques. However, it is necessary to have an appraisal made of these items prior to storage. The appraisal is the only valid document which the insurance company will accept for settlement of a loss and/or damage claim involving antiques. The cost of the appraisal is the employee’s personal financial responsibility.

Also, please note that photographs may be shipped or stored; however, in the event of loss and damage, insurance covers only the price of film and the developing costs. Upon repatriation, household items that are already in storage or placed into storage must be removed from storage and accepted as the employee’s responsibility within 12 months of the expatriate’s return date. Storage for up to a maximum of 90 days only will be to the Company’s expense. Any storage costs after the 90-day period is the employee’s personal financial responsibility. If required, the Company will pay for access to the expatriate’s storage lot once during the course of the assignment. However any charges associated with withdrawing items from storage and all moving charges are the expatriate’s financial responsibility.

VALUED INVENTORY LIST

The “Valued Inventory List” (VIL) is to be completed by the expatriate for their effects which are being either relocated or placed in storage. This VIL is the basis for remunerative settlement of any claim for loss or damage. For your own protection, we urge you to be as detailed and accurate as possible. It is imperative that this list be received by Prudential Relocation International prior to the release of your goods by Prudential for shipment or storage. Company authorization will not be given for shipment or storage until your VIL has been reviewed and approved by your Prudential IAM, consistent with the policies in this section. Your VIL must be in the hands of your Prudential IAM at least one week before the first day of packing. This requirement is for your protection since our insurance carrier will NOT insure any items that do not appear on a VIL submitted prior to the shipment of household goods. Anyone who is not in compliance with this one week “lead time” will be required to sign a waiver that Alcoa will not insure the shipment and/or will not insure those items placed in storage.

PLEASE NOTE THAT PACKING WILL NOT TAKE PLACE IF THE VIL HAS NOT BEEN RECEIVED BY PRUDENTIAL RELOCATION INTERNATIONAL.

Your Prudential IAM will provide you with a blank VIL form.

A copy of this VIL should be retained in your host country files as you will need this for any loss/damage claims.

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INSURANCE

Alcoa will pay for the cost of their insurance carrier. This insurance carrier will reimburse for loss and/or damage on all items (as outlined in this section) that are approved for shipment and storage and which appear on the VIL form. This insurance program is based on replacement cost.

CLAIMS FOR LOSS/DAMAGE TO HOUSEHOLD GOODS

In the event of a loss and/or damage claim, it is imperative that you notify your Prudential IAM immediately. Any delays could jeopardize your claim. She will forward instructions as to how you should proceed to file your claim and notify our insurance carrier who may appoint a surveyor to contact you and survey the damage. Damaged item(s) may not be disposed of until authorization is granted by Alcoa’s insurance carrier. You must also have available a copy of the VIL.

Should you elect to purchase separate insurance, the cost of such insurance is not reimbursable, and Alcoa’s claim settlement will take into account the duplicate insurance for settlement.

REPATRIATION OF HOUSEHOLD GOODS

Upon the completion of the expatriate assignment, Alcoa will assume the cost of returning those household goods originally shipped overseas, plus an additional 3,000 pounds net. Should the additional weight exceed this 3,000-pound limit, the employee will be responsible for the payment of all packing, transportation and delivery charges over the allowed limit.

As soon as Employees learn they are scheduled for repatriation, they should notify Linda Hepp, Expatriate Administration. Linda Hepp will then send an initiation for repatriation to the Prudential International Assignment Manager.

Expatriates must update their original VIL prior to the return shipment of their household goods and the VIL should be marked with any additions or deletions from the original list.

Expatriates will receive a package of current instructions and forms from Prudential IAM/ITC. Items which have been purchased overseas within the last 12 months might be required to be reported on an appropriate form forwarded to you by Prudential Relocation International. Sometimes these special forms are required to release your shipment. Duty and any other special charges on these personal purchases are the expatriate’s personal financial responsibility. Alcoa will not assume these charges.

If you need forms or should any problems be encountered at any time during your move, please contact your Prudential IAM/ for assistance.

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Please ask your ITC for a list of any items which may be restricted from shipment into the country of your destination.

All items in storage must be removed and accepted as the employee’s responsibility within 12 months of the employee’s return date. Storage for up to a maximum of 90 days only will be to the Company’s expense. Any storage costs after the 90-day period is the employee’s personal financial responsibility.

RETIREMENT FROM OVERSEAS ASSIGNMENT

The employee’s personal effects, basic furniture and household furnishings as previously authorized in this section (and provided the total weight does not exceed the restrictions outlined in this section) will be returned to the point of origin in the home country, or to the home country location where the balance of their household effects are in storage. At the employee’s option, this shipment may be placed in interim storage for a maximum of 90 days at Company expense. Any storage costs after the 90 day period is the employees personal financial responsibility. Out charges and delivery costs to your originally designated retirement location will be the responsibility of the Company to a maximum of 12 months following retirement.

The Company will move your goods from the host location and any stored goods in the home location to a retirement destination other than the last point of origin. The Company will only pay the amount that would have been paid for all goods (shipment and storage) to be moved from the host location to the original point of origin via the most direct route.

INSURANCE

PERSONAL PROPERTY AND PERSONAL EFFECTS

An expatriate’s personal property and personal effects should be insured by the expatriate in the same manner as the expatriate would insure them while residing in the home country. In most cases, the home country homeowner’s policy will not insure belongings that are moved from one country to another.

Alcoa has found that the enclosed Chubb Plan offers personal property and personal effects coverage, as well as comprehensive personal liability and personal catastrophe liability coverage.

Your insurance coverage is an individual and personal matter, but Alcoa strongly recommends that you choose some carrier to meet your needs since this type of insurance is not provided by Alcoa. For your convenience, should you elect to use the

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Chubb Plan, we have enclosed information on this Plan, the Prudential IAM will forward you an enrollment form, which should be completed and sent with your application directly to Chubb.

Please note that it is your responsibility to review Alcoa’s policy regarding Household Packing, Shipping and Storage to determine which personal property and personal effects are insured in transport by the Company in order to protect yourself on any other items that will be your personal responsibility. For example, jewelry (in addition to certain other property) is not insured by Alcoa at any time prior to, during or after the expatriate assignment. Arrangements for insurance on items not insurable by Alcoa must be made by the expatriate and all charges are the expatriate’s personal financial responsibility.

TRAVEL INSURANCE

Travel insurance is provided by Alcoa while the expatriate is traveling on Company business. However, arrangements for insurance during any other type of travel (for example, Home Leave, Education, etc.) must be made by the expatriate and all charges are the expatriate’s personal financial responsibility.

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CONTACT INFORMATION

Consolidate Insurance Center Inc.

Contact Person

David M. Reeve, VP & General Manger

11403 Cronridge Dr., Suite 270

P.O. Box 0664

Owings Mills, MD 21117-0664

Phone: 410-356-9500

Fax: 410-363-3520

E-mail: dmr@cicinc.com

Web Site: hrrp//www.cicinc.com

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Consolidated Insurance Center Inc.

Consolidated Insurance Center (CIC) is a privately held professional, independent insurance agency and brokerage firm specializing in insurance plans for businesses. Consolidated has roots dating back to 1938. Today, the Center has grown to rank in the top 3% of 41,000 agencies nationwide, based on premium volume.

Consolidated offers a full complement of insurance products, services, and solutions for their clients to protect their assets and help them plan for the future.

Contact Information
Telephone 410-356-9500	FAX 410-363-3520

Postal address	Electronic mail
Suite 270	General Information: info@cicinc.com
Owings Mills Md. 21117	Customer Support: Service@cicinc.com

Webmaster: dmr@cicinc.com

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International Property

“Although insurance often takes low priority as an employee prepares to go overseas, it is one of the most important things an expatriate must do.”

(Mobility Magazine March 1991)

Why Buy International Personal Insurance ?

The choice to buy the insurance you need, and not just what is available.

Underwritten by a company with a century old reputation for providing Broad Coverage and prompt, equitable claims handling ALL OVER THE WORLD.

Broad Coverage + Excellent Service + Credible Reputation

Chubb International Personal Insurance

Important Coverage Advantages

Seldom Matched by any of our Competitors

Replacement cost of Personal Property with “Like Kind and Quality”, including if necessary, the cost to ship the item to the U.S. , Canada, or any other country where the insured purchased it, and any tariffs or duties that may be incurred upon entrance to the country of residence. Note , in certain countries these tariffs and duties may be as much as 100 to 200% !. Our competitors only offer replacement limited to a similar item for the same use.

Coverage for breakage is automatically provided for your valuable articles.

Coverage for household goods and personal belongings left behind in the U.S. in commercial storage is provided.

As respects Personal Liability and Personal Excess Liability coverage , We will “pay on behalf” of the insured, where allowed legally to do so; our competitors will indemnify. For the U.S. or Canadian Expatriate who

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has to advance a settlement of say $50,000., our coverage offers a significant benefit, the least of which is peace of mind.

We provide Neighbors & Tenants Liability, a coverage required in countries whose legal system is based on the Napoleonic Code i.e. France. Note, this coverage is required in some countries as a condition of your lease.

Our Personal Liability coverage is worldwide, including the U.S. and Canada.

Automatic coverage is also provided while on “home leave”

We provide $25,000. in medical payments coverage for a period of up to three years from the date of the accident. Our Competitors offer $1,500. for up to one year.

Service. We use the latest laser print technology to issue customize individual policies on an overnight basis to each and every United States or Canadian Expatriate / Third Country Nation who signs up for the program. Service. We use the latest laser print technology to issue customize individual policies on an overnight basis to each and every United States or Canadian Expatriate / Third Country Nation who signs up for the program.

Underwritten By:

Chubb Insurance Company

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International Property

“Although insurance often takes low priority as an employee prepares to go overseas, it is one of the most important things an expatriate must do.”

(Mobility Magazine March 1991)

Why Buy International Personal Insurance ?

The choice to buy the insurance you need, and not just what is available.

Underwritten by a company with a century old reputation for providing Broad Coverage and prompt, equitable claims handling ALL OVER THE WORLD.

Broad Coverage + Excellent Service + Credible Reputation

Chubb International Personal Insurance

Important Coverage Advantages

Seldom Matched by any of our Competitors

Replacement cost of Personal Property with “Like Kind and Quality”, including if necessary, the cost to ship the item to the U.S. , Canada, or any other country where the insured purchased it, and any tariffs or duties that may be incurred upon entrance to the country of residence. Note , in certain countries these tariffs and duties may be as much as 100 to 200% !. Our competitors only offer replacement limited to a similar item for the same use.

Coverage for breakage is automatically provided for your valuable articles.

Coverage for household goods and personal belongings left behind in the U.S. in commercial storage is provided.

As respects Personal Liability and Personal Excess Liability coverage , We will “pay on behalf” of the insured, where allowed legally to do so; our competitors will indemnify. For the U.S. or Canadian Expatriate who has to advance a settlement of say $50,000., our coverage offers a significant benefit, the least of which is peace of mind.

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We provide Neighbors & Tenants Liability, a coverage required in countries whose legal system is based on the Napoleonic Code i.e. France. Note, this coverage is required in some countries as a condition of your lease.

Our Personal Liability coverage is worldwide, including the U.S. and Canada.

Automatic coverage is also provided while on “home leave”

We provide $25,000. in medical payments coverage for a period of up to three years from the date of the accident. Our Competitors offer $1,500. for up to one year.

Service. We use the latest laser print technology to issue customize individual policies on an overnight basis to each and every United States or Canadian Expatriate / Third Country Nation who signs up for the program. Service. We use the latest laser print technology to issue customize individual policies on an overnight basis to each and every United States or Canadian Expatriate / Third Country Nation who signs up for the program.

Underwritten By:

Chubb Insurance Company

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International Rates

Please read these guidelines before completing your application for personal insurance abroad. This information will help you select the coverages you need and determine the corresponding premium.

Coverage Options

Five personal insurance coverages are available to you while you are residing abroad.

•	Personal Property at your residence and in storage (US$200 deductible)

•	Valuable Articles (no deductible)

•	Personal Liability (no deductible)

•	Personal Excess Liability (no deductible)

•	Political Risk (US$200 deductible)

Coverage is applicable anywhere in the world during the policy term. Your policy is effective on the date you indicate on the application. This date will be shown on the Coverage Summary of your policy. Your policy is canceled when you complete your overseas assignment and return permanently to the United States or Canada.

Coverage Selection Guidelines

Personal Property

Personal Property coverage is available for property at your premises outside the United States and Canada, and separately for property placed in storage. You must purchase a minimum of US$10,000 Personal Property coverage. When selecting a limit for Personal Property coverage, you should estimate an amount that accurately reflects the total cost to replace your household goods and personal property at today’s prices. For both Personal Property and Valuable Articles (see below), we recommend that you utilize the Chubb International Personal Property Inventory as an organizational tool.

Valuable Articles

There are two types of Valuable Articles coverage: “jewelry” and “all other”. Write a complete description of each item to be insured and its value on the Valuable Articles schedule included in this kit. Attach the schedule to your application. Enter the total value, rounded to the nearest US$100, on the application as well. Please enclose appraisals for items worth more than US$5,000.

Personal Liability

You may elect to purchase one of three limits of Personal Liability coverage: US$100,000, US$250,000, or US$500,000. Please note the International Personal Insurance program does not provide primary automobile or watercraft insurance; however, coverage may be obtained from a local carrier abroad.

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Personal Excess Liability

Additional liability coverage is available in limits of US $1, $3, or $5 million. If you wish to purchase Personal Excess Liability coverage, you must purchase a limit of US$500,00 for Personal Liability. If you plan to own or operate an automobile or boat while abroad, you must have in effect primary liability limits that are the foreign currency equivalent of: US$25,000 combined single limit or US$15,000/25,000/10,000 for automobile; US$100,000 combined single limit for watercraft.

Political Risk

Political Risk covers perils of war or civil war and insurrection, or acts of sabotage or terrorism. If you wish to purchase Political Risk coverage, the limit is established automatically as the sum of Personal Property (including property in storage, only if desired) and Valuable Articles coverage amounts, multiplied by the rate per US$100 in the appropriate zone in which you reside.

Rating Information

This section will help you determine your total premium for each of the coverages you choose to purchase. Please bear in mind that the minimum premium for this policy is US$250

Coverage limits for the household goods, valuable articles and political risk are available in US$100 increments. The rates for these coverages are based on your foreign locations as noted the Country Classification list. Using the zone in which your foreign residence is located, you can calculate your premium for these coverages (see Premium Calculation). Please note that coverage is only available for residences located outside the United States and Canada.

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Country Classification	Zone A	Zone B	Zone C	Zone D

Australia Austria Belgium Denmark Finland France Germany Iceland Ireland Italy Japan Luxembourg Monaco Netherlands New Zealand Norway Singapore Spain Sweden Switzerland Taiwan United Kingdom

Argentina

Bahamas

Bahrain

Barbados

Bermuda

Brazil

Chile

Costa Rica

Dominican

Rep.

Ecuador

Fiji

Gabon

Greece

Hong Kong

Hungary

Indonesia

Israel

Ivory Coast

Kenya

Malaysia

Malta

Mexico

Morocco

Portugal

Qatar

Saudi Arabia

South Korea

Thailand

Trinidad &

Tobago

Uruguay

Venezuela

United Arab

Emirates

Czech

Republic

Slovenia

			Any country not listed in zones A, B, or D	Algeria Bosnia Iran Iraq Libya Serbia Syria

Country classifications subject to change.

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Rates

Household Goods/

Valuable Articles

Select the corresponding rate per US$100 of coverage. Multiply it by the amount you choose for each coverage; e.g. US$1000 of coverage x .86 = US$8.60 of premium.

	Personal Property		Valuable Articles
	At Premises	Commercial Storage	Jewelry	All Other
Zone A	$.86	$.80	$2.25	$.73
Zone B	$1.12	$.80	$2.70	$1.20
Zone C	$1.35	$.80	$3.15	$1.48
Zone D	$1.90	$.80	$3.95	$2.11

Liability

Select the appropriate premium based on the amounts of insurance you wish to purchase.

Personal Liability			Personal Excess Liability*
Limit		Premium	Limit		Premium
US$	100,000	$50	US$	1 Million	$45
	250,000	108		3 Million	130
	500,000	158		5 Million	245

*	US $500,000 personal liability limit must be chosen before excess liability may be purchased.

Political Risk

Select the zone where you reside and the corresponding rate per US$100 of coverage, and multiply it by the total limit you have chosen for personal property, optional property in storage, jewelry and other valuable articles.

Zone A	$.05	Zone C	$.25
Zone B	$.16	Zone D	$.40

Premium Calculation	You may use this section to calculate the premium for each of the coverages you have chosen to purchase. To complete the application on the next page, you need only enter the appropriate coverage limits in the spaces provided under Coverage Options.

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	Coverage	Amount of Coverage	Rate per $100	Premium
Household Goods/ Valuable Articles	Property at premises	X	__________	=
	Property in storage	X	__________	=
	Jewelry	X	__________	=
	Other Valuable Articles	X	__________	=
Liability	Personal Liability	X	__________	=
	Personal Liability	X	__________	=
Political Risk	Property at Premises/ Valuable Articles	X	__________	=
	Property in storage	X	__________	=
			Total Premium	=

Complete Application

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LANGUAGE TRAINING / CULTURAL BRIEFING

LANGUAGE LESSON

The Company will arrange and pay reasonable costs for the expatriate and spouse to take intensive language lessons when transferring to a country where their native language is not spoken. These language lessons are intended for expatriate and spouse to learn the host country language.

Language lessons are not provided for children.

It is recommended that language classes be taken for an initial period of two (2) weeks prior to/ or immediately upon arrival at the host location. Your Prudential International Assignment Manager will provide assistance in arranging for your language lessons through their service provider, Langua Tutor.

We encourage ongoing language instruction at the host location that would be at the Company’s expense. Arrangements should be made through your Prudential International Assignment Manager.

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MAIL SERVICE

The Pittsburgh Corporate Mail Center forwards personal and business correspondence only via “pouches” to the Company’s worldwide locations on a regularly scheduled basis.

Mail is scheduled to leave the Corporate Mail Center every Monday, Wednesday and Friday. DHL is Alcoa’s preferred international courier.* Generally mail sent via DHL takes 3-5 working days to arrive at the various international locations. Depending upon the country customs, the mail could be held an additional two working days in customs.

Unless advised otherwise most expatriates should change their mailing address on personal and business correspondence to reflect the Pittsburgh Corporate Center address (sample address below) who will forward the mail to you at your host location:

Mr. John C. Smith

Lausanne, Switzerland (use host location)

C/o of Alcoa Inc

201 Isabella Street

Pittsburgh, Pennsylvania 15212

The Company will not forward personal packages.

*Note for mail forwarded to Suralco: Mail is forwarded by the Pittsburgh Mail Center early each week to arrive at a designated P.O. Box in Miami by Thursday morning. Suralco has an arrangement with a courier service in Miami to ensure the weekly mail is picked up by the courier then delivered to a cargo plane each Saturday going to Suriname.

*Note for mail going to Jamaica:

Use the following address:

Mr. John C. Smith

Clarendon Jamaica

C/o P.O. Box 028528

Miami, Florida 33152-9617

*Note for mail going to Guinea:

Use the following address:

Mr. John C. Smith

C/o of HALCO Mining Inc.

National City Center

20 Stanwix Street

10th Floor

Pittsburgh, Pa. 15222-4801

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MEDICAL/PSYCHOLOGICAL DATA

MEDICAL

Expatriate and Spouse: The expatriate’s job offer and assignment location visit is contingent upon the successful passing of a medical examination to determine FITNESS FOR DUTY/Relocation prior to the actual transfer. The expatriate is responsible for making arrangements for their spouse (if applicable) and themselves to be examined by the Alcoa plant physician (or Alcoa designated physician) prior to transfer. The purpose of the examination and medical tests are to identify any health risks and any course of treatment before taking up residence in the expatriate’s new country of assignment.

The expatriate should schedule their appointments as soon as possible with the company’s plant physician or clinic. The medical examination should be conducted no earlier than ninety days prior to transfer. The Prudential International Assignment Manager will provide a letter of instructions to the expatriate and the letter and forms that he/she will give to the attending physician. The letter to the physician summarizes the minimum requirements of the medical evaluation and provides instructions for disposition of the results.

The physician should complete the attached medical forms. The Health Status form should be signed by the physician and retained in the employee’s and spouse’s medical records at the host location along with the physical examination and test results. The physician is also required to complete, sign and fax the Alcoa Global Medical Clearance form to the Prudential International Assignment Manager. A copy should also be retained in the employee’s and spouse’s medical records file.

The expatriate is responsible for ensuring that a copy of the signed Alcoa Global Medical Clearance form is faxed to the Prudential International Assignment Manager as follows:

Prudential Relocation International

Attn: Sako Nishida

Fax No. 480-778-7096

Additionally, the physician is to provide a copy of the physical examination and test results to the employee and spouse so they may carry with them to their new assignment location.

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Dependents Children: Dependent children who will reside at the host location should also have a medical examination prior to the move. Arrangements for dependents’ physicals should be made through the family physician in the home country. Employees should take copies of the children’s medical report (s) with them to their new assignment location.

Annual & End of Assignment Medical Examinations: The Company’s policy encourages and provides reimbursement for the costs incurred for a yearly medical examination for the expatriate and family residing at the host location as well as immediately after the final return to the home country at the conclusion of the expatriate assignment.

Expatriates should ensure that copies of the yearly medical examination reports for themselves and their spouse are sent to the physician who conducted the original medical clearance examination.

Upon completion of the expatriate assignment, it is strongly encouraged that the expatriate and family have a complete medical checkup within sixty (60) days of the repatriation.

The Company will reimburse these medical examination costs as well as required immunizations through the expense account process. The Company will not reimburse medical, surgical or dental treatment, eye refraction, or special medical examinations unless specifically requested by Alcoa’s Medical Department. The expatriate should first submit the cost of the medical examinations to the Company’s insurance carrier for reimbursement. Expenses not reimbursed through the Company’s medical insurance carrier for a routine examination should be expensed on the Moving Expense Statement attaching a copy of the insurance carrier’s decision on the non-reimbursed portion of the claim.

INTERNATIONAL SOS MEMBERSHIP

International SOS is the leading global health care and assistance company. One phone call connects you to the International SOS network of more than 2000 professionals in alarm centers, available 24 hours per day, 7 days per week. This service also includes access to international clinics and remote site medical facilities across five continents. Medical and technical support services are available in more than 30 languages. Your Prudential International Assignment Manager will provide you with an International SOS access card. This access card replaces any previously issued cards.

International SOS provides a variety of programs. Alcoa has contracted their services primarily to address the following for international business travelers and expatriates:

•	Referrals to Primary Care Physicians, Physician Specialist, Hospitals and Dentists

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•	Emergency and routine medical advice by a physician

•	Travel-related information including immunization recommendations, U.S. State Department travel advisories and locations of embassies, consulates, etc.

•	Advise if specific prescription medication is available locally

•	Arrangement of medical evacuation when necessary and guarantee of payments to providers

Expenses for services incurred will be billed to the employee’s sponsoring B.U. However, Alcoa’s annual access fee covers certain limited services such as travel-related information, including immunization recommendations, U.S. State Department travel advisories, and locations of embassies, consulates, etc.

Process for Expatriates

In those situations where an expatriate believes they are unable to identify a satisfactory resource in their host location to address health concerns, please call International SOS. They will evaluate your situation by assessing the medical capabilities at your location and discussing your case with your host location physician (where applicable) and/or your home country/treating physician. SOS will then recommend the resource for treatment. In those instances where SOS advises the expatriate or family member to have treatment or evacuation to a location different from your host location, they will notify Alcoa. Expatriates should follow this process to ensure they have adequately assessed their need to receive medical treatment outside their host location. The expatriate can then submit the approved travel expense via an expense statement to the Prudential Expense Analyst, Michelle Matteson, care of Alcoa Corporate Center, Pittsburgh. Additionally, this process must be followed in order for Alcoa to authorize reimbursements. A small service fee will be charged to your business unit for this service.

Contact Information

International SOS can be reached by calling the following numbers:

•	Within the United States call 1-800-523-6586.

•	Outside of the United States, call the SOS Philadelphia Alarm Center at (215) 245-4707. Collect calls are accepted. Alternatively, you may call the London or Singapore Alarm Centers. These telephone numbers are listed on the attached wallet-sized SOS card.

Identify yourself as an Alcoa employee, including your business unit’s name. You will be asked a series of questions to better understand your situation. From that point on, your case will be in professional hands and every effort will be made to ensure that the most appropriate action is taken to assure your comfort and well-being.

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On-line Country Guides

Prior to departure, you may wish to access the International SOS Country Guides, which contain travel health information. Go to: www.internationalsos.com. Select “Members Login” and enter Alcoa’s membership number (11BCMA000010), which is listed on the back of the SOS Membership card. Select “Country Guides”. Enter the name of the country.

Double Click on Icon for SOS Program Brochure

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PSYCHOLOGICAL

Prior to transfer, the Prudential International Assignment Manager will arrange for a Counselor from SAIC to conduct an informal interview with the expatriate and spouse. The purpose of the interview is to provide the expatriate and spouse an opportunity to explore their feelings about the assignment and identify any issues or concerns. Based on the needs of the expatriate and their family, the SAIC Counselor can also arrange for on-going assistance at the new assignment location.

Should the expatriate and/or family ever need to consult with an SAIC Counselor while overseas, they should refer to the International Assignment Contact List in the front of this manual. Also, refer to “Employee Assistance Program for Expatriates” at the end of this section.

EMPLOYEE ASSISTANCE PROGRAM FOR EXPATRIATES

In an attempt to provide a smooth transition to the expatriate’s host location but also provide the tools to help embrace the different experience of living abroad, an overseas assistance program (OAP) has been established to provide EAP services for expatriates in most of Alcoa’s worldwide operating locations. The Company is able to provide this service by forming a consortium with several other global companies and contracting with a provider, Science Applications International Corporation (SAIC), with extensive experience in international support service programs.

SAIC service providers are professional counselors who understand the challenges of managing change in an international environment. SAIC assigns counselors/providers who have experience in adapting to other cultures, understands expatriate issues and has training in employee assistance issues. Your service provider’s name, location and telephone number is listed on the attached brochure that you should keep as a reference. You may contact that counselor any time you feel it is indicated. In some instances, the best provider match is in a nearby country.

The service providers/counselors have been instructed to contact all new expatriates within the first 45 days of arrival in your new host country; again within three months; and at six month intervals thereafter; and finally at the time they are notified of your repatriation. From time to time you will receive a satisfaction survey to complete to help us continually improve services.

These counselors have been contracted to provide the following services:

•	Orientation to their services

•	Counseling for employee or family members at the host location in areas such as health and safety, aging parents, work-related issues, substance abuse, stress, adjustment, adolescent/child problems, marital problems, etc.

•	Response to crises at home and in the workplace, and

•	Repatriation assistance

In general, they are available to talk with the expatriate and family at any time to discuss the above issues.

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Discussions between the counselor and the expatriates are held in strictest confidence. No names will be reported to Alcoa. If at any time the expatriate prefers their assigned counselor not make additional follow-up calls, that request will be honored; or if more frequent calls are requested, the counselors will respond to that request. Each family member should feel free to contact his or her individual counselor at any time. The program is voluntary, but all expatriates and their families are encouraged to participate. The OAP is committed to helping make the most of the overseas experience. Alcoa and SAIC are committed to making your assignment a success. If there are language barriers or the expatriate prefers to work with a counselor from the home country, these requests can be made through your Prudential IAM in Scottsdale, Arizona.

Double Click on Icon for SAIC Program Brochure

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PASSPORTS/VISAS

PASSPORT

A passport is a legal identification document issued to a citizen of a country.

The employee and each family member need a passport prior to entering the assigned host country. For entry to the host country, it is necessary that each traveler satisfy the assigned country’s terms and conditions for passports. Employees should follow the normal process within their home country to renew a passport or obtain a new one. Please allow adequate renewal time for expiring passports.

WORK PERMIT

A work permit is work authorization granted by the host country. The process for obtaining the work permit is unique to its respective country. In most instances, the work permit application is filed with the authorities in country. Requirements for obtaining a work permit vary by country. Processing times vary for obtaining a work permit and can range from one (1) month to twelve (12) months.

VISA

An endorsement stamp inside the passport is commonly known as a VISA. It is common for authorities to require the traveler to receive an endorsement stamp inside the passport. In most instances, you must temporarily release your original passport for visa stamp to be placed inside the passport. Kindly be mindful of your overseas travels when releasing your passport. Cost and processing times vary.

The Company will reimburse you for passport and visa expenses you incur through the Moving Expense Statement Process.

Please contact your Prudential IAM in Scottsdale, Arizona for further information on passports/visas.

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PET POLICY

SHIPMENT OF HOUSEHOLD PETS

The Company will pay the full cost of shipping up to two (2) household pets to or from the host location provided that the pets are members of the household at the time of acceptance of transfer.

For the purposes of this policy, household pets are limited to domesticated dogs, cats, birds, snakes, turtles, hamsters, and guinea pigs.

The expatriate family will have full responsibility for properly preparing pets for shipment; e.g., immunizations, health certificates, import license, container, etc. The Company will reimburse these costs incurred as well as the shipping. The expatriate must submit a Moving Expense Statement to receive reimbursement.

Costs incurred for shipping and any required quarantine will be reimbursed by the Company. Pet shipment arrangements must be made through the Prudential Relocation International.

The Company strongly discourages shipping pets to countries that require a quarantine period. Alcoa will pay the full cost if they are shipped but will bear no responsibility for the health of the pets while in quarantine.

NOTE: Each country has its own regulations/restrictions regarding the entry of animals. For more detail, please contact your Prudential IAM.

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RELOCATION EXPENSES

For your convenience and reference, the following are expenses which might be incurred by you (and the appropriate members of your family) and reimbursed by the Company during your expatriate assignment:

Expenses in the home location while packing and preparing for the overseas assignment

Expenses incurred enroute to the host location

Expenses incurred upon arrival at the host location

Expenses incurred prior to departure from the host location and enroute to the home location

Keeping in mind that the average expatriate assignment is three years or less, all reimbursements by the Company will be based on customary and reasonable expenses incurred by the expatriate for items that will ordinarily only be used for three years by the expatriate. The Company will not approve excessive or expensive items not considered customary and reasonable. Because of the relatively short duration of most expatriate assignments, the Company will not reimburse the cost of service/maintenance agreements. Any such agreements purchased, are the expatriate’s personal financial responsibility. Please see Exhibit 1 at the end of this section for a list of certain items considered non-reimbursable.

Whether the item was charged on a credit card or paid for by cash, in order to have payment/reimbursement, all costs associated with the following expenses must be submitted on the Moving Expense Statement. Since the procedure for completing the expense statements for your expatriate assignment differs from the procedure you have been using for normal business expenses, please see the “Moving Expense Statement” section of this Manual for detailed instructions.

EXPENSES - PRIOR TO DEPARTURE TO THE HOST LOCATION

Required Interim Living Expenses—Necessary customary and reasonable meals, lodging and transportation at the home location from the time of packing of household goods until the goods are available for delivery to you at the host location. However, these charges are not reimbursable for any period of time you are on vacation.

Car Rental—If your personal car(s) is/are sold prior to departure from the home country, a special car rental allowance may be provided with prior approval of your Prudential International Assignment. Charges are reimbursed for customary and reasonable (non-luxury) cars only. If you owned two cars prior to the transfer, the maximum allowance will be one month if two cars are rented or two months if one car is rented. If you owned one car at the time of transfer, the maximum allowance will be one car for one month. However, these charges are not reimbursable for any period of time you are on vacation.

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Passport Fees, etc.—Passports, passport pictures, special fast service fees, expenses and transportation costs to nearest passport office and to consulate (if required) to secure visa and work permits.

Immunization Expenses—As recommended by the Corporate Medical Department and/or required by the host country.

Physical Examinations—For expatriate and spouse as required by the Company to be medically cleared prior to the transfer. Routine physical exam for all other members of family who will be relocating to the host location. (Dental and vision examinations are not included.) These expenses are to be submitted to your Company insurance carrier first. You can then claim any non-reimbursed charges for these examinations by submitting a Moving Expense Statement with a copy of the insurance carrier’s explanation of benefits.

Host Location Language Lessons—Prior to and after departure from home country for employee and spouse. Unless there is some special circumstance, the language will be that most commonly used at the host location. Children are not covered as most receive language training as part of their school curriculum at the host location. Should some special need outlined by the school arise, you should ask the school administrator to state the necessity of language lessons in a letter to you and then forward this document to your Prudential IAM.

Attorney’s Fee for UPDATING Will.—This fee is limited to an update only and not for personal estate planning or other related expenses that would normally be incurred whether or not an overseas transfer is involved. Maximum reimbursement $1,000.

Two-Month’s Rental Cost—If required to break lease on permanent residence.

Relocation Allowance—A one-time relocation allowance of $250 per family ($125 for unmarried status) may be claimed prior to departure. This allowance is for the benefit of buying extra supplies such as medicines, sundries and items not available at the host location. This allowance will also apply to any subsequent expatriate assignments in a different country provided one year has expired in each assignment. (No supporting receipts are required.)

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Climate Clothing Allowance—This is a one-time only allowance provided to the expatriate, spouse and qualified dependents accompanying the expatriate to a host location which results in moving from a warm-climate location to a cold-climate location. This Allowance is $2,000 for each adult and $1,000 for each child up to age 18. Short Term Assignments are eligible for half of the allowance.

The warm-climate locations are designated as:

Australia	Mexico
Brazil	Surname
Guinea	Trinidad
Hong Kong	Venezuela
Jamaica

The cold-climate locations are designated as:

Belgium	Japan
Canada	The Netherlands
France	Switzerland
Germany	United Kingdom
Hungary	United States EXCEPT Alabama, Arizona, California (Southern only), Florida, Georgia, Louisiana, Mississippi, New Mexico, North Carolina, Oklahoma, South Carolina, and Texas

(No supporting receipts are required.)

EXPENSES - ENROUTE TO THE HOST LOCATION

Transportation Expenses—Taxi fares and Business Class air fare, most direct route, for expatriate and all qualified dependents from the home country to the host country. EXCEPTION: Coach air fare must be utilized for travel to/from the U.S. and the Caribbean or Canada. (Reference: “Home Leave” section)

Other Enroute Expenses—Airport taxes, departure taxes, snacks, etc. For excessively long trips, one night stop-over expenses for meals and lodging en route to and from certain countries such as Australia, Japan, Hong Kong, China, Africa, etc. This, of course would depend upon the home and host countries involved.

EXPENSES - UPON ARRIVAL AT THE HOST LOCATION

Required Interim Living Expenses—Necessary customary and reasonable meals, lodging and transportation at the host location from the time of your arrival at the host country until the household goods are available for delivery to you at the host location. However, these charges are not reimbursable for any period of time you are on vacation.

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Car Rental—If your personal car(s) is/are sold prior to departure from the home country, you are requested to limit automobile rental prior to departure to no more than 4 weeks. A special automobile rental allowance may be provided at the host location with prior approval of your Prudential IAM, Scottsdale, Arizona. Charges are reimbursed for customary and reasonable (non-luxury) cars only. If you owned two cars prior to the transfer, the maximum allowance will be one month if two cars are rented or two months if one car is rented. If you owned one car at the time of transfer, the maximum allowance will be one car for one month. However, these charges are not reimbursable for any period of time you are on vacation.

Appliances, Electronics and Miscellaneous Items—With regard to washers, dryers, refrigerators, TV’s, VCR’s, stereos, vacuum cleaners, microwaves, etc.; necessary window treatments and an occasional area rug (if required), lawn mowers, snow blowers, etc., the purchase of these items will be reimbursable only if:

1.	They are not provided in workable/good condition at the host country residence

OR

2.	The home country appliances/electronics cannot be adequately converted for host country use by the installation of adapters/converters.

3.	The items were owned by the employee in the home country prior to the move and stored by documentation on the Valued Inventory List.

4.	The items were not owned by the Expatriate in the home country prior to the move and are deemed are necessary in the host location (air conditioner etc.)

If it is absolutely necessary to replace appliances/electronics, the Company will reimburse only customary and reasonable replacement costs.

All items purchased by the Company for the expatriate’s use are considered the Company’s property and it is expected they will be maintained in good condition. Upon the repatriation of the employee, these items will then become part of the Company’s inventory. If, however, the host location does not require these items, it may sell them to the expatriate at a depreciated cost of 10% (this rate is subject to change) per year of the original purchase price.

The cost of adapters, converters, appliances, electronics, window treatments, area carpets, etc. are usually reimbursed via the Moving Expense Statement.

Automobile Purchase Expenses—Although the purchase of automobiles is discussed in detail in the AUTOMOBILE section of this Manual, the cost of registration fees, sales tax, documentation fees, initial license plates for the host country, etc. for up to two automobiles is reimbursable. It should be noted that the cost of home country license, etc., continues to be the expatriate’s personal financial responsibility.

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Physical Examination—Once each year the expatriate and all qualified dependents living at the host location should obtain a general physical examination. (Dental and vision examinations are not included.) These expenses are to be submitted to your Company insurance carrier first. You can then claim any non-reimbursed portion of the routine examination costs by submitting a Moving Expense Statement with a copy of the insurance carrier’s statement of covered services.

Annual Education Allowance for Qualified Dependents—Please see the EDUCATION ALLOWANCE section of this Manual for details.

EXPENSES—PRIOR TO DEPARTURE FROM HOST LOCATION

Required Interim Living Expenses—Necessary customary and reasonable meals, lodging and transportation at the host location from the time of packing of household goods until departure from the host location. However, these charges are not reimbursable for any period of time you are on vacation.

Car Rental—If your personal car(s) is/are sold prior to departure from the host country, a special car rental allowance may be provided with prior approval of your Prudential IAM, Scottsdale, Arizona. Charges are reimbursed for customary and reasonable (non-luxury) cars only. These charges are not reimbursable for any period of time you are on vacation

Transportation costs associated with return to the home or new location.

EXPENSES ENROUTE TO AND AFTER ARRIVAL IN HOME COUNTRY

Upon arrival at the home country location, all expenses (except the physical examination outlined below) must be handled according to home country location procedures. These expenses should not be sent to the Prudential Expense Analyst, Michelle Matteson.

Upon arrival in the home country/new assignment, the expatriate and all qualified dependents who had lived at the former host location should obtain a general physical examination. (Dental and vision examinations are not included.) These expenses are to be submitted to your Company insurance carrier first. You can then claim any non-reimbursed portion of the physical examination costs by submitting a Moving Expense Statement with a copy of the insurance carrier’s statement of covered benefits attached. This Statement should be sent to the Prudential Expense Analyst, care of Alcoa Corporate Center, Pittsburgh.

It should be noted that household and personal effects which are stored in the home country must be removed from storage and accepted as the employee’s responsibility within 12 months of the expatriate’s return date. Storage for up to a maximum of 90 days only will be to the Company’s expense. Any storage costs after the 90-day period is the employee’s personal financial responsibility.

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Retirement from an Overseas Assignment

The retired employee and his/her family will be returned from the host location to the point of origin in the home country providing they so request within the twelve-month period immediately following retirement.

In addition, since the provisions of the Transfer and Relocation Plan are not applicable to retired employees, a payment in the amount of $5,000 will be made in lieu of Transfer and Relocation benefits. Therefore, this amount of $5,000 will be included in the last regular paycheck prior to the date of retirement in lieu of any interim living expenses such as meals, lodging, registration of cars and sales tax, reconnecting appliances in the home country, etc. This payment can be considered compensation for service rendered during the global assignment

It should be noted that household and personal effects which are stored in the home country must be removed from storage and accepted as the employee’s responsibility within 12 months of the expatriate’s return date. Storage for up to a maximum of 90 days only will be to the Company’s expense. Any storage costs after the 90-day period is the employee’s personal financial responsibility.

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EXHIBIT 1

NON-REIMBURSABLE EXPENSES

(This list is not intended to be all-inclusive)

•	ENTERTAINMENT:

Clubs and Activities (fitness/health, social, etc) unless approved as a business expense in which case the cost should be submitted on a white T&E Express Business Expense Statement

Magazine

Movies

Newspapers

Videos—whether rented or purchased. Check hotel bills for these & delete the cost if Expatriate has expensed it.

•	EXCESS BAGGAGE:

Allowances for both checked and carry-on baggage vary from airline to airline and from point of origin to point of destination. Any charges for excess baggage will be the Expatriates personal financial responsibility.

OR

The Company will pay the fee of excess baggage in lieu of air shipment, provided the cost does not exceed the fee/charge of the allowable air shipment.

•	EXCESSIVE MEAL, HOTEL, ETC. CHARGES

•	INTERIM LIVING EXPENSES:

If Expatriates grocery shops instead of eating meals at restaurants—however, they cannot expense both for the same period of time

Do not cover Cigarettes, Tobacco Product, Liquor, Diapers

•	INSURANCE ON PERSONAL PROPERTY

•	LAWN CARE FOR NON ALCOA HOUSING:

Additions of flowers, shrubs, trees etc.

Lawn Maintenance (grass cutting, pruning, etc.)

Removal of leaves

Removal of snow

•	MOVING BILLS:

Expatriate should not be expensing any moving/storage bills since those charges flow from Prudential to Alcoa via the invoice route

•	RENTAL CARS:

Beyond the period of time specified in the Orientation Manuals

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•	SERVICE/MAINTENANCE AGREEMENTS FOR APPLIANCES AND ELECTRONICS

•	TRAVEL INSURANCE

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EXHIBIT 2

EXPENSES - PROCEDURES FOR COMPLETING MOVING EXPENSE STATEMENT

Prior to, during and immediately upon completion of the expatriate assignment, certain expenses listed in the “Relocation Expenses” and certain other sections of this Manual are reimbursable. However, they are only reimbursable to the extent outlined in the section of this Manual where they are described. Therefore, the expatriate should carefully review the section involved prior to making any expenditures. Since this Manual specifies that only “customary and reasonable” expenses are reimbursable, any expenditures outside this range will have to be brought to the attention of your business unit.

All expenditures for which there is to be a reimbursement, whether they were paid for by cash, corporate credit card or personal credit card must be expensed through the Moving Expense Statement (SP3848). There cannot be any reimbursement of relocation expenses (this includes airline tickets) that do not appear on this Expense Statement.

It should be noted, however, that any or all business expenses should not be submitted on the Moving Expense Statement but should, instead, be processed in accordance with the host country location procedures. Any Statements associated with Business Expenses should not be sent to this office. Additionally, any forms issued by Prudential Relocation should be returned to them.

Now that Shared Services reimburses cash expenses twice a month and MASTERCARD charges once a month, (Schedule of Shared Services closing dates appears as an attachment to this letter), to insure timely reimbursements of your expenses, all Moving Expense Statements should be submitted in accordance with the following procedures. When we receive Statements that are not in accordance with procedures, it takes additional time on your part and ours in getting the issues resolved. This can result in delays in your cash reimbursements and MasterCard late charges, penalties, etc. for you. As you know, these charges are not reimbursable. If we submit Statements to Shared Services that are not correct in every way these Statements are returned to us. Also all Statements are subject to the Expatriate Administration Group’s review and/or by Alcoa’s Audit Department.

The following procedure pertains to expenses associated with your expatriate assignment only:

1.	All requested information must be completed (Social Security Number, number of dependents for whom expenses are being reported on the form, etc.)

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2.	A clear, brief explanation in English for each entry is required to establish the exact purpose of the expense.

3.	An original receipt for all entries of $25 or more must be attached to the Statement. All Statements expensing airline fares associated with the expatriate assignment must be accompanied by the original airline ticket receipt—except in the case of Advanced Purchases. When an Advanced Purchase of an airline ticket is made, it is the one time Shared Services will accept a copy of the airline ticket; however please write “ADVANCED PURCHASE” next to the entry of the airline expense. Then, at the completion of the trip, when the original receipts are available, please send them DIRECTLY to Shared Services with a note referencing the Statement on which the ticket was expensed.

4.	For tax reasons and other requirements all amounts in the “Total” columns and “Grand Total” box must be in US Dollars.

Note: If entries are not in US Dollars and in English the Statement will be returned to the expatriate with an additional request that this be done.

5.	If a number of receipts were involved, it would be helpful if the receipts are numbered and the corresponding entries on the Statement indicate these numbers.

6.	The “Charge Code” section at the bottom of the Statement should be completed with your UEC Code. If you do not know this code, it will be written on the Statement by this Department for your future reference.

7.	Please sign all Statements and indicate by checking the appropriate box, whether you want any cash reimbursements credited to your bank account.

8.	Please mail original Moving Expense Statement along with two copies of moving expense statement and two copies of receipts. This will greatly expedite processing especially when received close to T&E Shared Services cut off dates.

Assuming the Statement is in accordance with the above, it will be approved by the Prudential Expense Analyst, Michelle Matteson, care of Alcoa Corporate Center, Pittsburgh and sent to Pittsburgh Accounting (Shared Services) for processing. A copy of the approved Statement will be sent to you.

In those rare instances where the Moving Expense Statement should be returned to the expatriate for local processing, “RETURN FOR LOCAL PROCESSING” should be written across the top of the Statement in bold letters.

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In those rare instances where a Moving Expense Statement has already been processed at the expatriate’s local office, for tax purposes, a copy should be sent to this office with “INFORMATION COPY” written in bold letters across the Statement.

If/when expenditures are for a long period of time and/or the amount of money involved is substantial, you may want to submit a Statement every two weeks, instead of accumulating expenses for longer intervals and run the risk of problems with payment of your MasterCard charges.

PLEASE DO NOT FAX STATEMENTS OR SEND THEM ELECTRONICALLY. Many expatriates are now preparing their Statement on their computers, which is fine, provided they are sent through the mail with the original receipts and original signature. Since Shared Services and our auditors require original receipts, faxed or electronically sent copies will not expedite reimbursements but, instead, only delay reimbursements since we will have to contact you and request that you send original receipts.

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T&E SHARED SERVICES CLOSING DATES 2002

Shared Services Cutoff Date for Cash Reimbursements*	Cash Pay Date	Shared Services Cutoff Date for MASTERCARD Payments**
January 10	January 15
January 25	January 30	January 30

February 12	February 15
February 22	February 27	February 27

March 12	March 15
March 22	March 27	March 27

April 10	April 15
April 24	April 29	April 29

May 10	May 15
May 24	May 30	May 30

June 11	June 14
June 24	June 27	June 27

July 10	July 15
July 25	July 30	July 30

August 12	August 15
August 26	August 29	August 29

September 10	September 13
September 24	September 27	September 27

October 9	October 15
October 25	October 30	October 30

November 12	November 15
November 21	November 26	November 26

December 10	December 13
December 23	December 30	December 31

January 10 2003	January 15 2003

*	The Shared Services cutoff date for cash reimbursements is the last day shared services will accept Expense Statements for the Cash Pay Date indicated. (This type of reimbursement also includes payment to use when you have used personal credit cards for company

**	The MasterCard cutoff date is the last date Shared Services will process MasterCard receipts. Their payments to MasterCard will go out the following working day.

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As in the past and as indicated above, Shared Services will continue to make MasterCard payments at the end of the month only. Because the MasterCard penalties and late charges are not reimbursable to any employee, we encourage you to submit expenses as they occur.

Unfortunately, there are times when although we have submitted Statements to Shared Services prior to cutoff date, they could not be processed due to Shared Services’ high work volume. We have no control over this. Therefore, to avoid missing the cutoff dates your moving expense statements should be received by the Prudential Expense Analyst, Michelle Matteson, 5 working days prior to Shared Services cutoff dates. This will allow adequate time for review and any queries related to your statement to be resolved timely.

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TAXES

PERSONAL INCOME TAX

Liability for income taxes is one of the most important factors affecting expatriate compensation. Because home country and foreign tax rulings are complex and change frequently, Alcoa will pay for the services of PricewaterhouseCoopers, L.L.P. (PwC), to prepare the expatriate’s actual U.S. and host country tax returns and/or hypothetical U.S. tax calculation while the expatriate is overseas, the year of repatriation, plus one additional year. If the expatriate is transferred and arrives overseas between January 1st and February 28th of a given year, Alcoa will pay the fees to prepare the previous year’s U.S. tax return. If an expatriate is transferred and arrives March 1st or later in a given year, Alcoa expects the employee has had ample time to complete the previous year’s tax return. Since this return will have no foreign complications, costs for tax preparation will be to the employee’s own personal account.

TAX RETURN PREPARATION (U.S. and HOST COUNTRY)

For those expatriates returning to the U.S. on the active payroll, Alcoa will provide tax return preparation for the U.S. federal and state tax returns for the year of repatriation plus on additional year. In those instances where an expatriate has returned to the U.S. on the active payroll early in a given year and all anticipated foreign adders due to the foreign assignment have been included in the W-2 for that year of repatriation, the Company may elect to exclude the expatriate from the Alcoa Tax Equalization and tax return preparation programs for the additional year. This determination of the Company will be based on the availability of foreign tax credits. Alcoa will also provide host country tax preparation for all years required. For those expatriates returning to the U.S. on inactive status or retirement, Alcoa will provide host country and U.S. federal and state tax return preparation for the last year of expatriate status, whether a full or split year, plus one additional year. The expatriate on inactive status or retirement may, however, elect out of the Alcoa Tax Equalization Program for this one additional year. If this election is made, the Company will not provide tax preparation service.

However, the company retains the option to require employees who fall under the active, inactive, and/or retirement statuses to remain in the Equalization and tax preparation programs under the following scenarios: 1). If company-paid foreign tax credits are available and can be utilized, 2). If there is a tax adjustment payback in the preceding tax year. Under option two, Alcoa may be due a refund of foreign taxes caused by a reduction in the proceedings year’s income. Such a situation is likely to occur when the assessment of foreign taxes is delayed (i.e Germany). As such, under these scenarios, Alcoa may be inclined to keep an individual in the program as long as the benefit exceeds the associated cost. Alcoa, through consultation with PricewaterhouseCoopers, will make this decision on a case-by-case basis.

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TAX EQUALIZATION

Expatriates compensated via the Alcoa U.S. dollar payroll are covered under a tax equalization policy. In simple terms, this policy obligates the expatriate employee to pay the approximate level of U.S. federal taxes as if the expatriate were a U.S. citizen employed and resident in the U.S. The policy obligates Alcoa to reimburse the expatriate employee for any U.S. federal or host country tax liability in excess of the hypothetical tax. If however, the actual worldwide tax is lower than the tax the expatriate would have paid in the U.S., the expatriate will be held to the hypothetical tax.

Those expatriates who are neither U.S. citizens nor U.S. permanent resident aliens (green card holders) will be responsible for paying to Alcoa a “hypothetical” federal, state and local (if applicable) tax obligation as though they were U.S. citizen employees. U.S. taxes in excess of the hypothetical tax will be reimbursed by Alcoa.

The method of implementing this policy is to calculate a “hypothetical” U.S. federal tax liability, excluding taxable income resulting solely from the foreign assignment. An individual will also be permitted hypothetical itemized deductions, computed as the greater of:

a)	standard bracket amount;

b)	14% of hypothetical gross earned income;

c)	actual itemized deductions adjusted for Alcoa reimbursed deductions such as moving expenses, loan origination fee, etc.

d)	in the case of part-year expatriates, the actual deductions as in (c) above incurred during the period of U.S. residency plus a percentage, as in (b) above, of hypothetical gross earned income prorated for the period of foreign residency.

e)	in the case of an expatriate’s last year in the tax program when the expatriate has been back in the U.S. for the full year, only actual itemized deductions will be allowed as in (c) above.

Personal exemptions and child tax credits will also be allowed in the hypothetical tax calculation based on the hypothetical income.

To the extent actual worldwide tax liabilities exceed the “hypothetical” calculation, reimbursement adjustments or payments will be made to the employee. However, depending on the host location involved and the expatriate’s level of income and filing positions, a situation may return where the actual U.S. federal tax liability is less than the calculated “hypothetical” tax liability. In this event, the expatriate will be required to pay to the Company the difference between the two amounts within 60 days.

At the close of each tax year when the actual U.S. and foreign taxes have been determined, a comparison is made between the hypothetical tax the expatriate would have paid in the U.S. on wages and investments and the actual out-of-pocket tax costs incurred. This calculation is the “Alcoa Tax Adjustment.” The expatriate’s out-of-pocket

ORIENTATION – September 1, 2002 Rev 2

tax cost is comprised of the hypothetical tax withheld monthly, estimated payments deemed necessary by PwC and paid by the expatriate and taxes paid directly to the IRS. If the actual expense is greater than the hypothetical tax, a payment is due the expatriate, less any gross-ups previously paid by the Company and loans advanced during the tax year.

In the employee’s final year in the expatriate program, any Alcoa tax adjustment payment due the employee will be grossed-up to compensate the individual for the additional federal and state taxes resulting from the payment being included in the current year’s income.

If the actual tax expense is less than the hypothetical tax, the expatriate must pay back or reimburse the Company the difference between the actual and the hypothetical taxes. Should an expatriate be in a tax payback position, the expatriate will be required to sign a Tax Payback/Promissory Note. (See Exhibit 1 for an example.) The full payment of the tax payback will become due within 60 days of receipt of the final tax equalization prepared by PwC establishing the expatriate’s tax liability, less any expected IRS refund. Upon receipt of the IRS check, the refunded amount including IRS interest paid, must be paid to the Company. The employee will be notified of the exact due date of the payback by letter from Prudential IAM.

EXPATRIATE EXPENSES

Expatriate expenses are defined as any reportable Company-paid expenses directly attributable to an expatriate assignment. These may include such items as reimbursements on the sale or purchase of a home, meals and interim living expenses associated with the expatriate’s relocation, passport and visa fees for the spouse and children, driver’s license expenses, annual physical examinations (after they have been submitted to the insurance company), language lessons for the spouse, student tuition, home leave expenses and travel allowances, personal use of a Company-provided automobile, and various location expenses, such as Company-paid housing costs, housing taxes, utilities, telephone expenses, security services, and location income taxes, less the expatriate’s hypothetical housing and tax deductions. The previous month’s figures should be reported to your Prudential IAM by the 10th day of the following month by the location Expatriate Administrator. Alcoa Payroll in Pittsburgh will impute the monthly expenses into the expatriate’s W-2 wages. These expenses will be treated as foreign adders when PwC prepares the annual tax adjustment and the expatriate will, therefore, not bear the additional taxes as a result of these expenses running through the W-2. However, FICA (U.S. Social Security) will be withheld on these amounts each month. As a result, the expatriate will reach the maximum FICA contribution earlier in the year. The smaller percentage for FICA-Medicare, with no wage ceiling, will be tax equalized by PwC at the time the tax adjustment is prepared. The Medicare tax the employee is held responsible for will not include foreign adder income.

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U.S. STATE TAX TREATMENT

State tax laws vary greatly. During the foreign assignment, the assignees generally break the state residency, and accordingly, the expatriate typically saves state and local tax on the hypothetical income. Generally wages and tax equalizations paid to the expatriate while overseas is, therefore, free of state and local taxes.

As previously stated, Alcoa will authorize the preparation of federal and state tax returns for the years of foreign residency, the year of repatriation plus one additional year. In addition, payments made after reestablishing state residency that are generally considered to be “foreign adders” such as relocation payments, FSP, cost of living, foreign taxes, etc., may run through the employee’s payroll. These payments may be subject to state income tax. Alcoa will gross-up and pay the state tax on the foreign adder income at the time of payment.

CAPITAL GAINS TAX

FROM SALE OF PRINCIPAL RESIDENCE

Under the terms of the current capital gains tax provisions, where the expatriate decides to sell their principal residence, they may not incur any capital gain tax up to $500,000 of gain for married person filing jointly and $250,000 for single or married person filing separately. To qualify for this provision, the expatriate must have owned and lived in the principal residence for two out of the last five years from the date of sale. Even if the expatriate does not meet this condition, it is still possible for qualify for a pro rated exclusion amount. For example, if assignee owned and lived in the house only for twelve months, they would still get 50% of the gain exclusion (twelve months out of twenty four months). That is, $250,000 of gain (married person filing jointly) and $125,000 (single or married person filing separately). Accordingly, it is expected that no capital gain tax would arise from the sale of the principal residence.

If the expatriate chooses to keep the house, and later sell it during the assignment period, they may disqualify the conditions under the gain exclusion provision. Accordingly, the expatriate should consult with Alcoa prior to their decision to sell the house if they initially choose to keep the house.

TAX SERVICE

The intent of Alcoa’s policy to provide tax preparation service is to relieve the expatriate of the time-consuming and burdensome task of preparing returns that are often in an unfamiliar language and dealing with tax laws in both the U.S. and the host location that are more complex than ever before.

Expatriates are provided with the opportunity to use a PwC tax consultant for the preparation of foreign, U.S. federal and state income tax returns and the tax equalization calculation. U.S. returns will be prepared by PwC Pittsburgh. The information necessary for preparation of the U.S. returns should be mailed to their office

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in Pittsburgh. Information not received by PwC from the expatriate in a timely fashion to allow them to prepare the return and equalization, and thereby resulting in penalties and interest will be to the account of the expatriate. PwC Pittsburgh, will also prepare the tax adjustment calculation. Host country returns will be prepared by the PwC office at the host location.

The Company will only pay PwC for tax advice relating to the treatment of expenses directly attributable to the expatriate and will not pay for personal tax advice, estate planning, advice on investments, etc. These are considered personal investment decisions and the expatriate should hire a personal tax advisor if this advice is required.

COST OF TAX PREPARATION SERVICE

The Company will assume the annual cost of preparing one host country, one U.S. federal and one state (if required) tax return and the tax equalization calculation. In accordance with IRS regulations, income will be imputed in the expatriate’s W-2 equal to the estimated fringe benefit received for the personal portion of the tax preparation services. A like amount will be taken as a deduction if deductions are itemized and are not limited on the tax return. Any additional tax that results from this imputed income will be assumed by the Company through the tax equalization program.

PERSONAL INVESTMENTS

In the event that an expatriate or spouse dies while on a US assignment, Alcoa will have PwC determine what the estate taxes would have been had the employee died while in their home country. The amount of difference would be grossed up and paid to the estate to a maximum of US $1,000,000.

TAX FORMS CLAIMING FOREIGN RESIDENCY

Please complete the statement claiming bona fide residence or physical presence (Form 673) upon your arrival overseas and return the form to your Prudential International Assignment Manager in Scottsdale, Arizona, USA. Please complete only that section which describes the condition under which you are claiming foreign residency (as described below). This document is for the Company’s files and will be sent to the expatriate yearly for completion. The purpose of this form is to allow Alcoa to discontinue your U.S. federal tax withholding deduction from your Alcoa paycheck.

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Bona Fide Residence Test

Residence in a foreign country for an uninterrupted period that includes a full taxable year (January 1 through December 31) is required to meet this test.

An individual qualifies for a partial year only after establishing bona fide residence status for a full calendar year in the following year. For example, the latter qualification relates back to the initial establishment of residence in a foreign country on November 10, 2001, after the expatriate subsequently qualifies as a bona fide resident for the calendar year of 2002. The expatriate is then considered a bona fide resident for the period from November 10 through December 31, 2002. The individual would qualify as a bona fide resident for the full year or any portion of 2003 or subsequent years spent in a foreign country until residency in that country ends.

The determination of an expatriate’s residence is based on the facts of each case:

•	Intentions about length and purpose of presence in host location are important.

•	Payment of income tax to the host country in which an individual is employed is a positive factor. The fact that no foreign income tax is paid should not be a negative factor, unless the expatriate submitted a statement of non-residence to avoid foreign tax.

•	The decision not to sell the U.S. home nor move the family abroad is not, in itself, sufficient to deny the expatriate foreign resident status.

An expatriate who qualifies as a bona fide resident of a foreign country retains the status, regardless of time spent on business or vacation in the U.S.

Physical Presence Test

An expatriate’s presence in a host country or countries for 330 days during any consecutive 12-month period is required. For this purpose, a day is defined as a full 24-hour period. For example, if you are traveling and any part of a day is spent in the U.S., that day will not qualify as a foreign day. If you are merely passing through the U.S. on a trip between foreign countries, that day will be considered a foreign day.

Physical presence in a host country need not be solely for employment purposes; foreign vacations are included in the 330-day period.

Because the requirements of the physical presence test are rigid, detailed records of travel to and from the U.S. are necessary to prevent unintentional disqualification. These detailed records are also necessary in case of an IRS examination.

Double Click Icon to view Alcoa Expatriate Tax Guide Booklet

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EXHIBIT I

TAX PAYBACK PROMISSORY NOTE

$	,

FOR VALUE RECEIVED, the undersigned promises to pay Aluminium Company of America (the “Company”), at its offices at 201 Isabella Street, Pittsburgh, Commonwealth of Pennsylvania, or such other place as the holder hereof may direct in writing, the principal sum of                      Dollars in lawful money of the United States of America. Payment of this note satisfies the undersigned employee’s reimbursement for his/her 2001 “hypothetical tax” under Alcoa’s tax equalization policy as computed on the above date by a representative of PwC. Such payment is due and payable in full, within 60 days of receipt by the undersigned employee of the final tax equalization computation by PwC establishing tax liability for 2001 unless you have claimed an IRS refund. In that event, the refund portion of the payback is due upon receipt of the refund. However, in the event that any of the following occur prior to receipt of the refund: 1) the termination of the undersigned employee’s employment with the Company, 2) the retirement of the undersigned employee from the Company or 3) the death of the undersigned employee, the note is due and payable immediately. Any remaining balance of the payback beyond the refund portion is due within 60 days.

In the event that full payment of the principal sum stated above is not repaid within the 60-day period as described herein, interest shall be charged on the remaining balance of the debt at the current maximum rate allowable under Pennsylvania law. The undersigned employee hereby authorizes three (3) equal monthly payroll deductions to repay, in full, the remaining debt.

The undersigned hereby authorizes the holder of this note to enter an appearance in his behalf and as his attorney to confess judgment against him after default in any court of record for any amount due on this note, together with costs of the suit and reasonable attorneys’ fees.

This tax payback promissory note supersedes any and all prior 2001 tax payback promissory notes.

Employee Signature

Spouse Signature

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VACATION HOME LEAVE ALLOWANCE

ALLOWANCE

The Company provides a tax-free cash benefit to expatriates annually. This payment is referred to as the Vacation Home Leave Lump Sum Allowance and is equal to the amount required for the expatriate, spouse and other eligible dependents living at the host location to travel from that location to the Point of Origin and return, once a year. It is not necessary to submit an expense statement for this payment; The expatriates and qualified dependents may travel wherever they wish with their payment.

For those expatriates who are being transferred to and are physically located at the host location anytime during the period January 1 through July 1 of a given year, the Allowance will be included in the salary check of the first month of transfer or the following month.

Thereafter, each year the Allowance will be paid every January unless we have been advised that the expatriate’s assignment will be concluded prior to July 1 of that year.

This travel allowance is based on 85% of coach class airfare via the most direct route except as follows: the allowance for travel to/from the U. S. and the Caribbean or Canada is based on coach class air fare. The allowance is based on information we obtain from Alcoa’s current travel agent, since it would not be possible for us to contact the various airlines throughout the world. Because this is a lump sum, tax-free payment, it has been modestly discounted from full fare. However, should your actual ticket fare from your host city to your point of origin and return, most direct route, business class (coach where applicable) be higher than the amount reported to us by the Alcoa travel agent, the difference can be expensed on the Moving Expense Statement provided the original airline ticket receipts are attached.

Children under the age of two qualify for “infant’s fare” (if any); children ages two through eleven qualify for “children’s fare” and children twelve and over qualify for “adult’s fare.”

Included in the Vacation Home Leave Lump Sum Allowance is a modest travel allowance for miscellaneous expenses enroute.

POINT OF ORIGIN

The Point of Origin used for this calculation is the approved location designated by the Expatriate on the “Checklist Form”. Other locations, that may be acceptable as the Point of Origin, are:

1.	The community where immediate members of the family reside; or

2.	The community where the expatriate or expatriate’s family has a vacation home

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OTHER INFORMATION

When PwC prepares the annual tax equalization, the total Vacation Home Leave Allowance will be included; and if any additional taxes are required, they will be paid by Alcoa.

It should be noted that the Company’s Travel and Accident Insurance is only extended to employees while traveling on business for the Company and is not applicable to any type of vacation home leave travel.

All qualified expenses resulting from trips made by dependent school/college children not living at the host location must be submitted on the Moving Expense Statement with accompanying original airline ticket receipts. (Please see the “Education” section of this Manual.)

VACATION TIME

Vacation time will be twenty workdays during each calendar year of an expatriate assignment.

Although employees are encouraged to take vacation during the calendar year in which the vacation is earned, employees may carry over a maximum of one week (five work days) of their vacation from one year to the next if they obtain their manager’s approval. If an employee decides to carry over any vacation time and apply it to the next year, the employee should notify the manager in writing as soon as possible but prior to December 1 of the applicable year. There is to be no accruing or build up of vacation time beyond the one week maximum in any given year.

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REMINDERS

The Reminder List was developed to help prompt expatriates, especially those moving to their first global assignment, at what point the expatriate might want to initiate aspects of the transfer as well as to trigger those items that one might want to accomplish when arriving at the new host location and ongoing issues.

Your Prudential International Assignment Manager will conduct a review/ orientation with you and your spouse for the purpose of providing details regarding the various expatriate policies/programs. You will most likely travel to the host location for the purpose of discussing the position, visiting schools and selecting a place to live. After you have visited the host location and accepted the transfer, you will probably want to start on these various aspects of the transfer. The following are guideline suggestions.

PREPARING FOR YOUR MOVE

1.	Make sure you have a valid passport for yourself and all family members who will accompany you on the assignment. Passports should have at least one remaining year, preferably two, before you leave your home country. If not, apply for renewals. Refer to PASSPORT/VISA section of your orientation manual.

2.	Complete and return work visa documents as outlined in the instructions given by your new host location administrator or your Prudential Assignment Manager or in some cases both, if required.

3.	Make sure you and your spouse (if applicable) have completed your medical exam and required tests as outlined in the documents sent to you by your Prudential International Assignment Manager. Additionally ensure that a copy of the Alcoa Global Medical Clearance Form is completed and signed by Alcoa plant physician (or designated physician) then faxed to your Prudential International Assignment Manager.

4.	Do any necessary follow up with the host location school for any required.

5.	documents they requested and to ensure a space for your children in that school.

6.	Decide what you will do with your personal residence in your home country and follow up on any details to ensure a timely transition.

7.	Contact your Prudential IAM to make tentative plans for the move. Refer to the HOUSEHOLD PACKING, SHIPPING AND STORAGE section of your orientation manual.

8.	Make a plan for selling your personal automobile(s).

9.	Make sure you have met with your PricewaterhouseCoopers contact person in your home country for any tax planning initiatives.

10.	Ensure you and your family have updated immunizations.

11.	If you plan to purchase a personal automobile at the host location, you should obtain a copy of a good driving record from your current automobile insurance company.

12.	Update your family will.

13.	Make sure you have an adequate supply of any current prescription medications for you and your family.

14.	Apply for a personal credit card that you can dedicate to expatriate-related

ORIENTATION – September 1, 2002

expenses (or check Shared Services to determine if you can continue to use your current Corporate Card). The Company will reimburse the annual fee for basic membership of a personal credit card.

15.	Submit expense on the Moving Expense Statements for any interim living expenses, automobile rental prior to departure from home, one-time expatriate allowance, etc. (as outlined in the Expatriate Orientation Manual) to Michelle Matteson, Prudential Relocation International, c/o Alcoa Corporate Center.

16.	Complete the Personal Data Form in the Orientation Manual including your Point-of-Origin for vacation benefits. Refer to the FORMS section of your orientation manual.

17.	Complete the Valued Inventory List for all personal effects and household goods being stored at home or shipped to the host location.

18.	Complete all applicable documents in the “FORMS” section of your Orientation Manual.

19.	Make airline reservations to the host location and any required temporary accommodations for you and your family.

20.	Return all Company-provided credit cards issued from your current location.

ON ARRIVAL AT THE HOST LOCATION

1.	Advise your Prudential International Assignment Manager in Scottsdale, Arizona of your new home address, phone (work and home) numbers, VMX, and fax including country and city codes

2.	Check with your local destination service provider assigned by Prudential at the host location for: :

•	driving laws

•	obtaining a host country drivers license and required automobile insurance

•	advice on leases/appliance purchase

3.	Check with your local Expatriate Administration regarding any company credit cards that are used at your host location and obtain application and or process for applying.

ONGOING

1.	Advise your Prudential International Assignment Manager of any changes in:

•	dependents residing with you at the host location

•	changes in your emergency contact names/numbers

•	host country address and phone numbers

•	changes in your U.S. bank account details

2.	If you are a U.S. citizen or U.S. permanent resident alien shareholder in Alcoa and intend to use an address other than the Alcoa Building, you must so advise First Chicago Trust Company of New York and provide them with the address for stockholder and dividend information. First Chicago’s address is as follows:

First Chicago Trust Company of New York

Attention: Stockholder Relations

P.O. Box 30981, Church Street Station

New York, NY 10008-3981

ORIENTATION – September 1, 2002

3.	If you are a U.S. citizen or U.S. permanent resident alien, have you completed a Statement Claiming Bona Fide Residence or Physical Presence Exemption (Form 673) for United States tax purposes?

It is required by United States law that one of these two statements be completed if you are claiming United States tax exemption on your earned income. The statement must be submitted to the Company, not the United States Internal Revenue Service. Please send this form to your Prudential IAM and, if the exact date of arrival at the overseas location is known, the form can be completed before you depart from the U.S. (A blank form will be provided to you by your Prudential International Assignment Manager).

4.	Please understand that regardless of what payroll you are on, the currency you receive as pay or where your salary is charged, each individual must comply with both home and host country income tax laws as a personal responsibility.

5.	Have you received an explanation and have an understanding of the Company’s expatriate policies for salaried employees on global assignments which include a discussion of your monthly Compensation Analysis?

6.	If you are a current holder of a company telephone credit card, please notify Carol Churchill (e-mail: Carol.Churchill@alcoa.com or telephone: (412) 553-3013 of your new charge and division code.

ORIENTATION – September 1, 2002